                                                                    EXHIBIT 99.1

                                                 Loan Nos. 08-10807 and 08-10808

================================================================================

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

                                   ----------

                           Dated as of March 27, 2009

                                   ----------

                                  by and among

                         AMERICAN SELECT PORTFOLIO INC.,
                                   as Borrower

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
                                    as Lender

                                       and

                         BABSON CAPITAL MANAGEMENT LLC,
                                    as Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1.  Definitions and Accounting Matters...........................     1
   1.01     Certain Defined Terms........................................     1
   1.02     Accounting Terms and Determinations..........................    13
Section 2.  Loans, Note and Repayments...................................    14
   2.01     Loans........................................................    14
   2.02     Notes........................................................    14
   2.03     Procedure for Borrowing under Revolving Loan.................    15
   2.04     Repayment of Loans; Interest.................................    17
   2.05     Mandatory Prepayments or Pledge..............................    17
   2.06     Prepayment Restrictions......................................    19
   2.07     LIBOR Rate Provisions........................................    20
   2.08     Limitation on Interest.......................................    23
Section 3.  Payments; Computations; Etc..................................    23
   3.01     Payments.....................................................    23
   3.02     Computations.................................................    24
   3.03     Fees.........................................................    24
Section 4.  Collateral Security..........................................    25
   4.01     Collateral; Security Interest................................    25
   4.02     Further Documentation........................................    26
   4.03     Changes in Locations, Name, etc..............................    26
   4.04     Agent's Appointment as Attorney-in-Fact......................    26
   4.05     Performance by Agent of Borrower's Obligations...............    28
   4.06     Proceeds.....................................................    28
   4.07     Remedies.....................................................    28
   4.08     Limitation on Duties Regarding Preservation of Collateral....    29
   4.09     Powers Coupled with an Interest..............................    29
   4.10     Release of Security Interest.................................    30
   4.11     Additional and Substitute Mortgage Loans.....................    30
Section 5.  Conditions Precedent.........................................    31

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   5.01     Term Loan and Initial Revolving Loan Advance.................    31
   5.02     All Loans....................................................    33
Section 6.  Representations and Warranties...............................    34
   6.01     Existence....................................................    34
   6.02     Financial Condition..........................................    34
   6.03     Litigation...................................................    35
   6.04     No Breach....................................................    35
   6.05     Action.......................................................    35
   6.06     Approvals....................................................    35
   6.07     Margin Regulations...........................................    35
   6.08     Taxes........................................................    35
   6.09     Registered Investment Company................................    35
   6.10     Collateral; Collateral Security..............................    36
   6.11     Chief Executive Office/Jurisdiction of Organization..........    36
   6.12     Location of Books and Records................................    36
   6.13     Regulatory Status............................................    37
   6.14     True and Complete Disclosure.................................    37
   6.15     Financial Representations....................................    37
   6.16     ERISA........................................................    37
   6.17     No Subsidiaries..............................................    37
   6.18     Legal Name...................................................    38
Section 7.  Covenants of Borrower........................................    38
   7.01     Financial Statements.........................................    38
   7.02     Litigation...................................................    39
   7.03     Corporate Matters and Existence..............................    39
   7.04     Prohibition of Fundamental Changes...........................    40
   7.05     Borrowing Base Deficiency....................................    40
   7.06     Notices......................................................    40
   7.07     Transactions with Affiliates.................................    41
   7.08     Limitation on Liens..........................................    41

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   7.09     Limitation on Distributions..................................    41
   7.10     Servicer; Servicing Tape.....................................    41
   7.11     ERISA........................................................    41
   7.12     Limitation on Subsidiary Formation...........................    42
   7.13     Underwriting Guidelines......................................    42
   7.14     Reports......................................................    42
   7.15     Remittance of Prepayments....................................    42
   7.16     No Adverse Selection.........................................    42
   7.17     Financial Covenants..........................................    42
   7.18     Transfers and Encumbrances...................................    43
Section 8.  Events of Default............................................    43
Section 9.  Remedies Upon Default........................................    45
Section 10. No Duty of Agent and Lender..................................    46
Section 11. Agent........................................................    46
   11.01    Appointment..................................................    46
   11.02    Delegation of Duties.........................................    47
   11.03    Exculpatory Provisions.......................................    47
   11.04    Reliance by Agent............................................    47
   11.05    Notice of Default............................................    48
   11.06    Non-Reliance on Agent and Other Lender.......................    48
   11.07    Indemnification..............................................    48
   11.08    Agent in Its Individual Capacity.............................    49
   11.09    Successor Agent..............................................    49
Section 12. Miscellaneous................................................    49
   12.01    Waiver.......................................................    49
   12.02    Notices......................................................    49
   12.03    Indemnification and Expenses.................................    52
   12.04    Amendments and Waivers.......................................    53
   12.05    Successors and Assigns.......................................    53
   12.06    Survival.....................................................    54

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   12.07    Captions ....................................................    54
   12.08    Counterparts.................................................    54
   12.09    Loan Agreement Constitutes Security Agreement; Governing
               Law.......................................................    54
   12.10    SUBMISSION TO JURISDICTION...................................    54
   12.11    WAIVER OF JURY TRIAL.........................................    55
   12.12    Acknowledgments..............................................    55
   12.13    Hypothecation or Pledge of Loans.............................    55
   12.14    Servicing....................................................    55
   12.15    Periodic Due Diligence Review................................    57
   12.16    Set-Off......................................................    57
   12.17    Intent.......................................................    57
   12.18    Assignments and Participations...............................    57
   12.19    Treatment of Certain Information.............................    58
   12.20    Replacement by Repurchase Agreement..........................    59

SCHEDULES
Schedule 1    Representations and Warranties re: Collateral
Schedule 2    Filing Jurisdictions and Offices
Schedule 3    Initial Advances

EXHIBITS
Exhibit A-1   Form of Term Promissory Note
Exhibit A-2   Form of Revolving Promissory Note
Exhibit B     Form of Custodial Agreement
Exhibit C     Form of Request for Borrowing
Exhibit D     Form of Borrower's Release Letter
Exhibit E     Form of Servicer Notice
Exhibit F     Form of Assignment and Acceptance
Exhibit G     Underwriting Guidelines
Exhibit H     Form of Request for Release

                                                 Loan Nos. 08-10807 and 08-10808

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

     AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT dated as of March 27, 2009 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), by and among AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("BORROWER"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (together with any successor or assignee under an Assignment and Acceptance, "LENDER"), and BABSON CAPITAL MANAGEMENT LLC, a Delaware limited liability company, as agent for Lender (in such capacity, "AGENT").

                                    RECITALS:

     Borrower, Lender and Agent are parties to that certain Master Loan Agreement dated as of July 10, 2009 (the "Original Agreement"), pursuant to which Original Agreement Lender made a Term Loan (as defined below) to Borrower and agreed from time to time to make Revolving Loans (as defined below) to Borrower to finance certain Mortgage Loans (as defined below) owned by Borrower.

     Borrower, Lender and Agent desire to amend and restate the Original Agreement in its entirety in order to allow Borrower to finance Eligible Securities (in addition to Eligible Mortgage Loans) with the Loans and to include Eligible Securities in the Collateral, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, Borrower, Lender and Agent hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which are hereby acknowledged, that the Original Agreement is hereby amended and restated in its entirety to read as follows:

Section 1. Definitions and Accounting Matters.

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "ACCEPTED SERVICING PRACTICES" shall mean, with respect to the Mortgage Loans, the obligation of Borrower and/or Servicer to service and administer the Mortgage Loans (a) in accordance with the provisions of the applicable Mortgage Loan Documents and any applicable laws, (b) with the same care, skill, commercial reasonableness, prudence and diligence as is customary and usual in its general mortgage loan servicing with respect to first mortgage loans comparable to the Mortgage Loans that either (i) are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans), or (ii) are held as part of its own portfolio, to the extent this is a higher standard, and (c) without regard to any relationship that Borrower or Servicer or any Affiliate of either Borrower or Servicer may have with any Mortgagor or an Affiliate of any Mortgagor.

     "ADJUSTED RATE" means the Federal Funds Rate as such Federal Funds Rate may change from time to time, plus the Rate Spread, however, in no event shall the Adjusted Rate be less than Five Percent (5%) per annum.

     "AFFILIATE" shall mean any Person that is Controlled by, in Control of or under common Control with any other Person.

     "AGENT" shall have the meaning provided in the introductory paragraph of this Agreement.

     "AGREEMENT" shall have the meaning provided in the introductory paragraph above.

     "ALLONGE" shall mean, for each Eligible Mortgage Loan and for each other promissory note secured by a Mortgage, an allonge in form reasonably satisfactory to Agent endorsing said promissory note to the order of Agent for the benefit of the Lenders.

     "APPLICABLE COLLATERAL PERCENTAGE" shall mean fifty percent (50%).

     "APPLICABLE MARGIN" shall mean Two and Six Hundred Twenty-Five Thousands Percent (2.625%).

     "APPRAISED VALUE" shall mean, with respect to any Mortgaged Property at any time, the value of such Mortgaged Property, as most recently determined by an appraisal, reasonably acceptable to the Agent in form and substance, and prepared by an appraiser holding the MAI designation that is reasonably acceptable to the Agent, which appraised value shall be calculated using methodology consistent with that set forth in the Underwriting Guidelines. Such appraisers and appraisals shall satisfy the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Foundation.

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning set forth in Section 12.18(a).

     "ASSIGNMENT OF COLLATERAL DOCUMENTS" shall mean, for each Eligible Mortgage Loan, an assignment to Agent for the benefit of the Lenders of all documents evidencing and securing said Eligible Mortgage Loan, which assignment shall be in form reasonably satisfactory to Agent.

     "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, 11 U.S.C.
Section 101 et. seq., as amended from time to time.

     "BORROWER" shall have the meaning provided in the introductory paragraph of this Agreement.

     "BORROWING BASE" shall mean the sum of: (a) the aggregate Collateral Value of all Eligible Mortgage Loans held by the Custodian, on behalf of Agent and Lender, (b) the aggregate Collateral Value of all Eligible Securities held by the Custodian, on behalf of Agent and Lender, and (c) the amount of Cash Collateral held by the Custodian, on behalf of Agent and Lender, under Section
4.12 of this Agreement.

     "BORROWING BASE DEFICIENCY" shall have the meaning provided in Section 2.05(a) hereof.

     "BREAKAGE FEE" shall mean the fee resulting from the following calculation:

                         ((R-T) x P) x D
          Breakage Fee = ---------------
                               360

          Where:

          1.   R = Contract Rate on the Prepayment Date

          2.   T = Current Libor Rate

          3. P = The outstanding principal amount of the Loan on the Prepayment Date

          4.   D = Number of days remaining in the Interest Period

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday or
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

     "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "CASH COLLATERAL" shall mean all cash delivered to or held by the Custodian, on behalf of Agent under this Agreement and the Custodial Agreement, as security for the Loan, including all cash delivered by Borrower to Custodian, as aforesaid, pursuant to Section 4.12 of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" shall have the meaning provided in Section 4.01(b) hereof.

     "COLLATERAL VALUE" shall mean: (A) with respect to each Eligible Mortgage Loan, the Applicable Collateral Percentage of the lowest of the following three
(3) amounts: (i) the then current outstanding principal balance of the Mortgage Loan in question, (ii) the original or stated outstanding principal amount of the Mortgage Loan in question, and (iii) Net Asset Value of the

Mortgage Loan in question, provided, that, the following additional limitations on Collateral Value shall apply: Collateral Value may be redetermined by Agent acting in good faith (which redetermination may result in a Collateral Value of zero) with respect to each Mortgage Loan once per fiscal quarter and at any time if (1) there is a breach of any representation or warranty set forth on Schedule 1 with respect to the Mortgage Loan in question, (2) there is a delinquency in the payment of principal and/or interest which continues for a period in excess of thirty (30) days (without regard to any applicable grace periods) with respect to the Mortgage Loan in question, or (3) the Mortgage Loan Documents with respect to the Mortgage Loan in question have been released from the possession of the Custodian under the Custodial Agreement to Borrower, other than as expressly permitted under Section 5(a) of the Custodial Agreement; and
(B) with respect to each Eligible Security, the Applicable Collateral Percentage of the then current fair market value of the Eligible Security, as reasonably determined by Agent acting in good faith.

     "COLLECTIONS" shall mean, collectively, all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a mortgagor on the Mortgage Loans.

     "COMMITMENT FEE" shall mean one percent (1%) of the Maximum Credit.

     "CONTRACT RATE" shall mean the interest rate per annum equal to the sum of the LIBOR Rate and the Applicable Margin; however in no event shall the Contract Rate be less than Five Percent (5.0%) per annum.

     "CONTROL" shall mean, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms "Controlling" or "Controlled" have meanings correlative to the foregoing.

     "CONVERSION COSTS" has the meaning assigned to such term in Section 2.07.

     "COSTS" shall have the meaning provided in Section 12.03(a) hereof.

     "CURRENT LIBOR RATE" means the LIBOR Rate determined as reported at 11:00 a.m. on the day that is two (2) London Banking Days prior to the Prepayment Date for the period commencing with the Prepayment Date and extending through the end of the Interest Period.

     "CUSTODIAL AGREEMENT" shall mean the Amended and Restated Custodial Agreement of even date herewith by and among Lender, Agent, Borrower and Custodian, executed and delivered by a duly authorized officer of each of the parties thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified and in effect from time to time.

     "CUSTODIAN" shall mean U.S. Bank National Association, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

     "DEBT SERVICE COVERAGE RATIO" or "DSCR" shall mean, for each Mortgage Loan, the ratio of Net Underwritable Cash Flow to long and short-term borrowing requirements over the trailing twelve (12) months based on the actual mortgage coupon rate for fixed rate Mortgage Loans and at the then current floating interest rate for floating interest rate Mortgage Loans or at such higher floating interest rate as may be reasonably estimated by Agent, with the exact components of such ratio determined by Agent in its sole, good faith judgment.

     "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "DEFAULT RATE" shall mean a rate per annum equal to the sum of five percent (5%) and the greater of the Contract Rate or the Federal Funds Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law.

     "DELIVERABLE" shall mean any material, document or information required to be provided by one party to this Agreement to another and shall not include written notices required under this Agreement.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "DUE DILIGENCE REVIEW" shall mean the performance by Agent of any or all of the reviews permitted under Section 12.15 hereof with respect to any or all of the Mortgage Loans, as desired by Agent from time to time.

     "EFFECTIVE DATE" shall mean July 10, 2008.

     "ELIGIBLE CMBS SECURITIES" shall mean, subject to the limitations and requirements set forth in Section 2.05(b) of this Agreement, commercial mortgage backed securities that: (a) are rated with the highest investment grade rating issued by at least two of the following three rating agencies: (i) AAA by Standard & Poor's, (ii) Aaa by Moody's Investors Service, and (iii) AAA by Fitch Ratings Ltd.; (b) are classified by Agent, in its sole but reasonable discretion, as being, so-called, super-duper senior CMBS paper; and (c) have at least twenty-seven percent (27%) credit enhancement at origination, all of the foregoing as determined by Agent in its sole but reasonable discretion from time to time and at any time during the term of the Loan.

     "ELIGIBLE COMMERCIAL MORTGAGE LOAN" shall mean a Mortgage Loan secured by a first mortgage lien on a retail, office, industrial, hotel or other commercial property which was purchased by and is now owned by Borrower, as to which the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct.

     "ELIGIBLE MORTGAGE LOANS" shall be the collective reference to Eligible Commercial Mortgage Loans and Eligible Multifamily Mortgage Loans; provided that, as of the related Funding Date or other applicable date under this Agreement, (a) each Eligible Mortgage Loan shall, (i) be fully advanced and have a remaining unpaid principal balance of at least One Million Dollars ($1,000,000) on the date of this Agreement or on the date said Eligible Mortgage Loan is assigned to Agent as Collateral for the Loan, (ii) have a Debt Service Coverage Ratio of no less than 1.20:1, (iii) have achieved a stabilized operating performance, (iv) conform to traditional conduit quality securitization standards, (v) have been underwritten in conformance with Borrower's Underwriting Guidelines as approved by Agent, (vi) have an outstanding principal balance that is less than five percent (5%) of Borrower's total assets and, subject to the terms of clause (c) below, is less than eighty percent (80%) of the Appraised Value of the applicable Mortgaged Property at the time of the closing of the Mortgage Loan, (vii) not be in default and no event or condition shall exist that with notice to the borrower under the Mortgage Loan and/or the passage of time would constitute a default or an event of default under the Mortgage Loan, (viii) be evidenced by a promissory note payable to the order of Borrower and secured by a Mortgage held by Borrower and shall otherwise be evidenced and secured by Mortgage Loan Documents containing terms and conditions satisfactory to Lender and Agent in their sole discretion, (ix) be secured by a Mortgage that constitutes a first and only financial lien on the Mortgaged Property, and (x) be evidenced and secured by Mortgage Loan Documents substantially on the Standard Form Mortgage Loan Documents that have been approved in writing by Lender, (b) as to all Eligible Mortgage Loans, in no event shall any Mortgage Loan that would constitute a security for purposes of any securities or blue sky laws be considered an Eligible Mortgage Loan for purposes hereof, and (c) each Eligible Mortgage Loan shall be evidenced by a single promissory note and if any Mortgage securing an Eligible Mortgage Loan also secures any other promissory note from the applicable Mortgagor, said additional note(s) shall also be assigned to Agent as Collateral for the Loans but shall not be included in the amount of the Eligible Mortgage Loan and shall not be included in the calculation of the Borrowing Base. At any time when an Event of Default exists and once per fiscal quarter and as a condition precedent to each Revolving Loan Advance, Agent may review each Eligible Mortgage Loan to determine if it continues to satisfy the conditions of clauses (a) and (b) above, and Agent may, in its reasonable determination, conclude (which conclusion shall be dispositive, absent manifest error) that any one or more of the then current Eligible Mortgage Loans is no longer an Eligible Mortgage Loan for purposes of this Agreement.

     "ELIGIBLE MULTIFAMILY MORTGAGE LOAN" shall mean a Mortgage Loan secured by a first mortgage lien on a five-or-more family residential property, which was purchased and is now owned by Borrower, as to which the representations and warranties in Section 6.10 and Part I of Schedule I hereof are correct.

     "ELIGIBLE REIT SECURITIES" shall mean, at all times when Real Estate Investment Trust (REIT) preferred stock is a Pledged Security during the term of the Loan and subject to the limitations and requirements set forth in Section 2.05(b) of this Agreement, REIT preferred stock that is rated "investment grade" by at least two of the following three rating agencies: Standard & Poor's, Moody's Investors Service, and Fitch Ratings Ltd. For purposes of this definition, "investment grade" for each rating agency shall mean: (a) BBB- or better for Standard & Poor's, (b) Baa3 or better for Moody's Investors Service, and (c) BBB- or better for Fitch Ratings Ltd.

     "ELIGIBLE SECURITIES" shall mean Eligible CMBS Securities and Eligible REIT Securities, as to which the representations and warranties in Section 6.10 and
Part I of Schedule 1 hereof are correct.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

     "EVENT OF DEFAULT" shall have the meaning provided in Section 8 hereof.

     "FEDERAL FUNDS RATE" means the rate published in The Wall Street Journal as the average federal funds rate in the Money Rates section as of the applicable date. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Lender and Agent quoting daily market average federal funds rates will be used.

     "FOREIGN TAXES" has the meaning assigned to such term in Section 2.07.

     "FUNDING DATE" shall mean the date on which a Revolving Loan Advance is made hereunder.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

     "GOVERNMENTAL AUTHORITY" has the meaning assigned to such term in Section 2.07.

     "INCREASED COSTS" has the meaning assigned to such term in Section 2.07.

     "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

     "INDEMNIFIED PARTY" shall have the meaning provided in Section 12.03(a) hereof.

     "INTEREST PERIOD" means the initial period commencing on and including the Effective Date to and including the last day in the month in which the Effective Date occurs, and (ii) thereafter, each one calendar month period to the Maturity Date. Each Interest Period shall commence on the day following last day of the next preceding Interest Period, and shall end on the day immediately prior to the first Business Day of the next Interest Period, and, provided further that, if any such Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

     "INTEREST RATE PROTECTION AGREEMENT" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Borrower and an Affiliate of Agent, and acceptable to Lender.

     "LEGAL FEES" has the meaning assigned to such term in Section 5.01.

     "LENDER" shall have the meaning provided in the introductory paragraph of this Agreement and shall include any future holder of a Note.

     "LIBOR RATE" means the one (1) month London Interbank Offered Rate, as reported by the British Bankers Association on Bloomberg (or such other financial service acceptable to Lender as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits) and except as expressly set forth herein, the LIBOR Rate shall be determined at 11:00 a.m. (London time) on the day that is two (2) London Banking Days prior to the date that the applicable LIBOR Rate is to be effective pursuant to the terms hereof (or the last day prior thereto on which Bloomberg is published, if it is not published on the applicable London Banking Day).

     "LIEN" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

     "LITIGATION MATTERS" shall have the meaning provided in Section 7.02 hereof.

     "LOAN" shall have the meaning provided in Section 2.01(a) hereof.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note and the Custodial Agreement and any other agreement, document or instrument evidencing or securing the Loan.

     "LONDON BANKING DAY" means any day (i) on which commercial banks in the City of London, England are open for dealings in U.S. dollar deposits in the London Interbank Market, and (ii) which is a Business Day.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of Borrower,
(b) the status of Borrower as a Registered Investment Company or its compliance with the Investment Company Act of 1940,

(c) the ability of Borrower to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Agent or Lender under any of the Loan Documents, (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith, or (g) the Collateral as a whole. For purposes of this Agreement and the definition of Material Adverse Effect, any change in the financial condition of Borrower that is greater than either $7,500,000 or seven and one-half percent (7.5%) of the Net Asset Value of Borrower (whichever is less) shall be deemed to have had a Material Adverse Effect on Borrower's financial condition.

     "MATURITY DATE" shall mean July 31, 2011, or such earlier date on which this Agreement shall terminate and/or the Loans shall be accelerated by Agent or Lender in accordance with the provisions hereof or by operation of law.

     "MAXIMUM CREDIT" shall mean the sum of the Maximum Revolving Loan Credit and the Maximum Term Loan Credit.

     "MAXIMUM REVOLVING LOAN CREDIT" shall mean the lesser of $9,100,000.00 or twenty-two percent (22%) of the sum of (a) the Net Asset Value of the Mortgage Loans, and (b) the fair market value of the Pledged Securities.

     "MAXIMUM TERM LOAN CREDIT" shall mean $31,900,000.00.

     "MORTGAGE" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first Lien on the fee in real property securing the Mortgage Note and with respect to Eligible Mortgage Loans, together with the assignment of rents and leases related thereto.

     "MORTGAGE FILE" shall have the meaning assigned thereto in the Custodial Agreement.

     "MORTGAGE LOAN" shall mean a mortgage loan which the Custodian has been instructed to hold for Agent on behalf of Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of Borrower in and to the Mortgaged Property covered by such Mortgage.

     "MORTGAGE LOAN DATA FILE" shall mean a computer-readable file containing information with respect to each Mortgage Loan, to be delivered by Borrower to Agent pursuant to Section 2.03(a) hereof which tape fields are identified on Annex I to the Custodial Agreement.

     "MORTGAGE LOAN DOCUMENTS" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

     "MORTGAGE LOAN SCHEDULE" shall have the meaning assigned thereto in the Custodial Agreement.

     "MORTGAGE LOAN SCHEDULE AND EXCEPTION REPORT" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

     "MORTGAGE NOTE" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

     "MORTGAGED PROPERTY" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

     "MORTGAGOR" shall mean the obligor on a Mortgage Note.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "NET ASSET VALUE" shall mean, as applicable either the individual or aggregate "net asset value" of a Mortgage Loan or of all Mortgage Loans included in the Collateral, as determined in accordance with applicable law and in accordance with GAAP and in accordance with the whole loan valuation procedures established by Borrower's Board of Directors.

     "NET ASSETS" shall mean the "Net Assets Applicable to Outstanding Capital Stock" as measured in the manner specified in Borrower's Statement of Assets and Liabilities.

     "NET OPERATING INCOME" shall mean, as determined in accordance with GAAP and confirmed by Agent, the difference between Borrower's operating revenue (all of gross rents, revenues and other income from the operation of Borrower's business) and operating expenses (all ordinary and necessary operating expenses applicable to Borrower's business, including, but not limited to, expenses for utilities, administration, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, management fees, real estate and other taxes and assessments and insurance premiums, but excluding from any such expenses any deductions for federal, state and other income taxes, debt service, depreciation or amortization of capital expenditures and other similar non-cash items) for the relevant time period immediately preceding the date the calculation is made. Borrower shall provide Agent with Borrower's proposed calculation of Net Operating Income, certified by a Responsible Officer of Borrower, together with all relevant supporting detail required to determine the same. Agent shall then perform Agent's own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income, absent manifest error.

     "NET UNDERWRITABLE CASH FLOW" shall mean the net operating income for a Mortgaged Property (making certain assumptions regarding minimum vacancy levels, pending lease expirations, the lesser of actual and "market" rental rates, management fees and other factors) less structural reserves and reserves for tenant improvements and leasing commissions (whether these three types of reserves are actually impounded or not), as such components are determined by Agent.

     "1934 ACT" shall mean the Securities and Exchange Act of 1934, as amended.

     "1940 ACT" shall have the meaning provided in Section 6.09 hereof.

     "NOTE" shall mean, collectively, the Term Note and the Revolving Note and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

     "PAYMENT DATE" shall mean, with respect to each Loan, the first Business Day of each calendar month, commencing with the first such date after the related Funding Date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "PLAN" shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

     "PLEDGED SECURITY" shall mean a security, other than a Mortgage Loan, that has been added to the Collateral in accordance with the terms of this Agreement and that the Custodian has been instructed to hold for Agent on behalf of Lender pursuant to the Custodial Agreement.

     "PREDATORY LENDING PRACTICES" means any and all underwriting and lending policies, procedures and practices defined or enumerated in any local or municipal ordinance or regulation or any state or federal regulation or statute prohibiting, limiting or otherwise relating to the protection of consumers from such policies, procedures and practices. Such policies, practices and procedures may include, without limitation, charging excessive loan, broker, and closing fees, charging excessive rates of loan interest, making loans without regard to a consumer's ability to re-pay the loan, refinancing loans with no material benefit to the consumer, charging fees for services not actually performed, discriminating against consumers on the basis of race, gender, or age, failing to make proper disclosures to the consumer of the consumer's rights under federal and state law, and any other predatory lending policy, practice or procedure as defined by ordinance, regulation or statute.

     "PREPAYMENT DATE" shall mean the date on which Borrower makes or is required hereunder to make a prepayment under the Revolving Loan.

     "PREPAYMENT FEE" shall mean an amount equal to (a) three percent (3%) of the outstanding principal balance of the Term Loan if the Term Loan is prepaid or accelerated prior to July 31, 2009, (b) two percent (2%) of the outstanding principal balance of the Term Loan if the Term Loan is prepaid or accelerated between August 1, 2009 and July 31, 2010, and (c) one percent (1%) of the outstanding principal balance of the Term Loan if the Term Loan is prepaid or accelerated between August 1, 2010 and April 30, 2011.

     "PRESCRIBED LAWS" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist

Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et. seq. and (d) all other Requirements of Law relating to money laundering or terrorism.

     "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "RATE SPREAD" means the positive difference, if any, between (a) the Contract Rate then in effect during the Interest Period in which the conversion of the Contract Rate takes place and (b) the Federal Funds Rate on the day that is two (2) Business Days prior to the first day of such Interest Period. The Rate Spread shall be determined one time (i.e., shall not be adjusted during the Loan Term).

     "REGISTERED INVESTMENT COMPANY" shall mean an investment company registered under the Investment Company Act of 1940, as amended from time to time.

     "REGULATIONS T, U AND X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "REQUIREMENT OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including, without limitation, Prescribed Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER" shall mean, as to any Person, the senior vice president or vice president of such Person.

     "REVOLVING LOAN" shall have the meaning provided in Section 2.01(a) hereof.

     "REVOLVING LOAN ADVANCE" shall mean an advance of principal from Lender to Borrower under the Revolving Loan pursuant to Section 2.03 of this Agreement.

     "REVOLVING NOTE" shall mean the Revolving Promissory Note evidencing the Revolving Loan substantially in the form attached hereto as Exhibit A-2.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SECURED OBLIGATIONS" shall have the meaning provided in Section 4.01(c) hereof.

     "SERVICER" shall have the meaning provided in Section 12.14(c) hereof.

     "SERVICER NOTICE AND AGREEMENT" shall have the meaning provided in Section 12.14(c) hereof.

     "SERVICING AGREEMENT" shall have the meaning provided in Section 12.14(c) hereof.

     "SERVICING RECORDS" shall have the meaning provided in Section 12.14(b) hereof.

     "STANDARD FORM MORTGAGE LOAN DOCUMENTS" shall mean Borrower's form Mortgage Loan Documents that have been approved in writing by Agent, on behalf of Lender, and that are used by Borrower to evidence and secure Mortgage Loans.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "TERM LOAN" shall have the meaning provided in Section 2.01(a) hereof.

     "TERM NOTE" shall mean the Term Promissory Note evidencing the Term Loan substantially in the form attached hereto as Exhibit A-1.

     "TOTAL INDEBTEDNESS" shall mean, for any period, the aggregate Indebtedness of Borrower during such period.

     "TRANSACTIONS" shall have the meaning assigned thereto in Section 12.19.

     "TRUST RECEIPT" shall have the meaning assigned thereto in the Custodial Agreement.

     "UNDERWRITING GUIDELINES" shall mean Borrower's underwriting guidelines for Mortgage Loans attached as Exhibit G hereto.

     "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "UNUSED REVOLVING LOAN FEE" shall have the meaning assigned thereto in
Section 3.03(b).

     1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Agent hereunder shall be prepared, in accordance with GAAP.

Section 2. Loans, Note and Repayments.

     2.01 Loans.

          (a) Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, Lender severally agrees to make on the terms and conditions of this Agreement (i) a term loan in the amount of the Maximum Term Loan Credit evidenced by the Term Note (the "TERM LOAN"), and a commercial revolving loan in an amount up to the Maximum Revolving Loan Credit evidenced by the Revolving Note (the "REVOLVING LOAN"). The Term Loan and the Revolving Loan are individually referred to as a "LOAN" and collectively referred to as the "LOANS". The Loans shall be made to Borrower in Dollars, from and including the Effective Date to and including the Maturity Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit and (ii) the Borrowing Base as in effect from time to time.

          (b) On or about the date of this Agreement, Lender has made and fully advanced to Borrower, and Borrower hereby acknowledges receipt of, the principal amount of the Term Loan in an amount equal to the Maximum Term Loan Credit. Once all or any portion of the principal amount of the Term Loan is repaid at any time by Borrower, said principal amount of the Term Loan may not be re-advanced to or borrowed again by Borrower, and the Maximum Term Loan Credit shall automatically be reduced by the amount of such repayment or prepayment of principal under the Term Loan.

          (c) Subject to the terms and conditions of this Agreement, Borrower may (i) borrow then unadvanced principal amounts under the Revolving Loan, (ii) repay the Revolving Loan, in full or in part, without penalty other than the payment of any applicable Breakage Fee, and (iii) reborrow then unadvanced principal amounts under the Revolving Loan; provided, that, notwithstanding the foregoing, Lender shall not have any obligation to make Revolving Loan Advances to Borrower in excess of the Maximum Revolving Loan Credit and, in the event the obligation of Lender to make Revolving Loan Advances to Borrower is terminated as permitted hereunder, Lender shall not have any further obligation to make additional Revolving Loan Advances hereunder. In no event shall a Revolving Loan Advance be made when any Default or Event of Default has occurred and is continuing.

     2.02 Notes.

          (a) The Term Loan shall be evidenced by the Term Note and the Revolving Loan shall be evidenced by the Revolving Note. Lender shall have the right to have the Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise.

          (b) The date, amount and interest rate of the Term Loan and of each Revolving Loan Advance and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note, endorsed by Lender on the schedule attached to its Note or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

     2.03 Procedure for Borrowing under Revolving Loan.

          (a) Not more two (2) times in each calendar month prior to the Maturity Date, and only so long as no Default or Event of Default exists, Borrower may request a Revolving Loan Advance, on any Business Day during the period from and including the Effective Date to and including the Maturity Date, by delivering to Agent, with a copy to the Custodian, a written final request for borrowing, substantially in the form of Exhibit C attached hereto, which request must be received by Agent prior to 11:00 a.m., New York City time, at least five (5) Business Days prior to the requested Funding Date if no new Eligible Mortgage Loans are being pledged to Agent to be included in the Borrower Base in connection with the requested Revolving Loan Advance. Notwithstanding the foregoing requirement that Borrower deliver to Agent each funding request at least five (5) Business Days prior to the Funding Date, Agent and Lender shall endeavor to accommodate funding requests within three (3) Business Days. If Borrower is pledging additional Eligible Mortgage Loans or additional Eligible Securities to Agent to be included in the Borrowing Base in connection with the requested Revolving Loan Advance, Borrower shall request the Revolving Loan Advance and deliver to Agent the items required under Section 2.03(g) of this Agreement with respect to additional Eligible Mortgage Loans being pledged and the items required under Section 2.03(h) of this Agreement with respect to additional Eligible Securities being pledged, in each case at least ten (10) Business Days prior to the requested Funding Date. All requests for a Revolving Loan Advance shall (i) attach a schedule identifying the Eligible Mortgage Loans and the Eligible Securities, if any, that Borrower proposes to pledge to Agent, for the benefit of Lender, and which are to be included in the Borrowing Base in connection with such Revolving Loan Advance,
(ii) specify the requested Funding Date, (iii) be accompanied by a Mortgage Loan Data File containing information with respect to the Eligible Mortgage Loans, if any, that Borrower proposes to pledge to Agent for the benefit of Lender and to be included in the Borrowing Base in connection with such Revolving Loan Advance, and (iv) attach an officer's certificate signed by a Responsible Officer of Borrower as required by Section 5.02(b) hereof, which officer's certificate shall include a certification that the Collateral Value of Mortgage Loans plus the amount of all Cash Collateral equals at least eighty percent (80%) of the then outstanding principal balance of the Loans, inclusive of the pending Revolving Loan Advance. Borrower shall pay all reasonable costs and expenses incurred by Agent and Lender in connection with each Revolving Loan Advance. Agent's approval of Eligible Mortgage Loans that Borrower proposes to pledge to Agent, for the benefit of Lender, and which are to be included in the Borrowing Base in connection with a Revolving Loan Advance shall be governed by the provisions of Section 4.11 of this Agreement.

          (b) Upon Borrower's request for a Revolving Loan Advance pursuant to
Section 2.03(a), Lender shall, subject to the limitations set forth in Section 2.01(a) hereof and upon satisfaction of all conditions precedent set forth in Sections 5.01 and 5.02 and provided no Default or Event of Default shall exist, make the Revolving Loan Advance to Borrower on the requested Funding Date.

          (c) Borrower shall release to the Custodian no later than 12:00 p.m., New York City time, two (2) Business Days prior to the requested Funding Date,
(i) the Mortgage File pertaining to each Eligible Mortgage Loan, if any, and
(ii) the executed Custodial Identification Certificate (as defined in the Custodial Agreement) identifying each Eligible Mortgage Loan and each Eligible Security, if any, to be pledged to Agent, for the benefit of Lender, and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement, together with an original executed Allonge for each promissory note evidencing said Eligible Mortgage Loan and/or secured by the applicable Mortgage and an original executed Assignment of Collateral Documents for said Eligible Mortgage Loan.

          (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to Agent and Borrower, no later than 11:00 a.m., New York City time, on a Funding Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Mortgage Loans and all Eligible Securities pledged to Agent, for the benefit of Lender, on such Funding Date, and a Mortgage Loan Schedule and Exception Report.

          (e) Upon Borrower's request for a Revolving Loan Advance, Agent shall promptly notify Lender thereof. Lender shall thereupon, upon satisfaction of all conditions precedent set forth in Sections 5.01 and 5.02 hereof, make the requested amount of such Revolving Loan Advance available to Agent for the account of Borrower at the office of Agent specified in Section 12.02, on the applicable Funding Date in funds immediately available to Agent.

          (f) Subject to this Section 2.03 and Section 5 hereof, each Revolving Loan Advance will be made available to Borrower by Lender transferring the aggregate amount of such Revolving Loan Advance in funds immediately available to Borrower, via wire transfer, to the following account of Borrower:

               AMERICAN SELECT PORTFOLIO INC.
               ABA: 042000013
               U.S. BANK N.A.
               BNF: U.S. BANK TRUST
               A/C: 112950027
               OBI: Attn: Settlements / Reverse Repo's
               BBI: For further credit to account 12609920,
                    Cheryl Vokaty, 651-244-8020

          (g) With respect to any Eligible Mortgage Loan which has not previously been pledged to Agent, for the benefit of Lender, that Borrower proposes to include in the Borrowing Base in connection with a Revolving Loan Advance, Borrower shall deliver to Agent on behalf of Lender not later than ten
(10) Business Days prior to the requested Funding Date the following items, each of which shall be subject to the approval of Agent and Lender: (i) a Mortgage Loan Data File which specifies the requested Funding Date and identifies the Eligible Mortgage Loans to be pledged; (ii) Borrower's internal credit write-up;
(iii) third party appraisal; (iv) environmental site assessment report; (v) an engineering and property condition report; and (vi) such other information as reasonably requested by Lender or Agent.

          (h) With respect to any Eligible Security which has not previously been pledged to Agent for the benefit of Lender that Borrower proposes to include in the Borrowing Base in connection with a Revolving Loan Advance, Borrower shall deliver to Agent on behalf of Lender not later than five (5) Business Days prior to the requested Funding Date the following items which shall be subject to the approval of Agent and Lender: (i) evidence of Borrower's beneficial ownership of the applicable Eligible Security by virtue of having a security entitlement with the Custodian with respect thereto and the then current fair market value of the applicable Eligible Security; and (ii) such other information as may be reasonably requested by Lender or Agent.

     2.04 Repayment of Loans; Interest.

          (a) Borrower hereby promises to repay in full in Dollars on the Maturity Date, the aggregate principal amount of the Loans then outstanding.

          (b) Borrower hereby promises to pay to Agent for the account of Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Contract Rate. Notwithstanding the foregoing, at all times when an Event of Default exists, Borrower hereby promises to pay to Agent for the account of Lender interest at the Default Rate on the entire outstanding principal balance of the Loans and on any other amount payable by Borrower hereunder or under the Note. Accrued interest on each Loan shall be payable monthly in arrears on the first (1st) Business Day of each month and on the Maturity Date; provided, that, Agent may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by Borrower on account of any of the Loans outstanding. Promptly after the determination of any interest rate provided for herein or any change therein, Agent shall endeavor to give notice thereof to Borrower.

          (c) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, Borrower shall be entitled to the proceeds of the Mortgage Loans and the Pledged Securities pledged to Agent, for the benefit of Lender hereunder. At any time while a Default has occurred and is continuing, upon notice from Agent, Borrower shall promptly deliver to Agent all proceeds of the Mortgage Loans and the Pledged Securities pledged to Agent, for the benefit of Lender hereunder.

     2.05 Mandatory Prepayments or Pledge.

          (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "BORROWING BASE DEFICIENCY"), as determined by Agent, Borrower shall no later than one (1) Business Day after written notice from Agent to Borrower informing Borrower that a Borrowing Base Deficiency exists and the amount of the Borrowing Base Deficiency, either prepay the Revolving Loan in part or in whole or pledge additional Eligible Mortgage Loans and/or additional Eligible Securities (which Collateral shall be in all respects acceptable to Agent in its sole discretion) to Agent for the account of Lender, or deliver to Agent, for the benefit of Lender, Cash Collateral in accordance with the provisions of Section 4.12 of this Agreement, such that after giving effect to such prepayment or pledge of additional

Eligible Mortgage Loans or additional Cash Collateral a Borrowing Base Deficiency shall no longer exist.

          (b) Notwithstanding any provision to the contrary in any Loan Document, at all times during the term of and prior to the repayment in full of the Loans, Borrower covenants and agrees that the Collateral Value of all Mortgage Loans plus the amount of all Cash Collateral shall equal at least eighty percent (80%) of all sums owed by Borrower under the Loans. If at any time the Collateral Value of all Mortgage Loans (as determined by Lender in its sole but reasonable discretion at any time during the term of the Loan) plus the amount of all Cash Collateral is less than eighty percent (80%) of all sums owed by Borrower under the Loans, Borrower shall no later than one (1) Business Day after written notice from Agent to Borrower informing Borrower of the breach of the covenant set forth in this Section 2.05(b) either prepay the Revolving Loan in part or in whole or pledge additional Eligible Mortgage Loans (which Eligible Mortgage Loans shall be in all respects acceptable to Agent in its sole discretion) to Agent for the account of Lender, or deliver to Agent, for the benefit of Lender, Cash Collateral in accordance with the provisions of Section
4.12 of this Agreement, such that after giving effect to such prepayment or pledge of additional Eligible Mortgage Loans or additional Cash Collateral, the breach of Borrower's covenant set forth in this Section 2.05(b) shall no longer exist.

          (c) If at any time the aggregate outstanding principal amount of Loans exceeds the Maximum Credit then in effect, Borrower shall at such time prepay the Loans such that, after giving effect to such prepayment, the aggregate outstanding principal amount of Loans shall not exceed the Maximum Credit then in effect.

          (d) At any time when a Mortgage Loan that is part of the Collateral is repaid by the Mortgagor thereunder, (i) Agent shall deliver or cause the Custodian to deliver to Borrower the applicable Mortgage Note and Mortgage Loan Documents, together with the original unrecorded assignment of said Mortgage Loan Documents from Borrower to Agent, and (ii) so long as no Default or Event of Default exists and so long as the release of said Mortgage Loan from the Collateral will not create (or cause the continued existence of) a Borrowing Base Deficiency, Borrower may retain the amount repaid under the Mortgage Loan. If a Mortgage Loan that is part of the Collateral is repaid by the Mortgagor thereunder when a Default or an Event of Default exists, the entire amount repaid shall be immediately paid to Agent, for the benefit of Lender, which amount shall be applied by Lender to the repayment of the Loans and all amounts payable by Borrower under the Loan Documents in such order and priority as Lender may determine. If a Mortgage Loan that is part of the Collateral is repaid by the Mortgagor thereunder and the release by Agent of said Mortgage Loan from the Collateral will cause a Borrowing Base Deficiency, Borrower shall, prior to or simultaneously with the release by Agent of said Mortgage Loan from the Collateral, either (x) prepay the Revolving Loan in part or in whole, (y) assign to Agent, for the benefit of Lender, additional Eligible Mortgage Loans in accordance with the provisions of Section 4.11 of this Agreement, and/or (z) deliver to Agent, for the benefit of Lender, Cash Collateral in accordance with the provisions of Section 4.12 of this Agreement, such that after giving effect to said prepayment or assignment of additional Eligible Mortgage Loans or delivery of Cash Collateral, a Borrowing Base Deficiency no long exists. Borrower acknowledges and agrees that prepayments of the Term Loan to cure a Borrowing Base Deficiency shall not be permitted under this Agreement.

     2.06 Prepayment Restrictions.

          (a) So long as no Default or Event of Default exists, the Term Loan may be prepaid by Borrower in whole, but not in part, upon not less than thirty
(30) days prior written notice from Borrower to Agent and Lender, which notice of prepayment shall be irrevocable. An express condition to Borrower's right to prepay the Term Loan and to Lender's obligations to accept such prepayment is the simultaneous payment by Borrower of the Prepayment Fee and the Breakage Fee, each to the extent applicable. The Prepayment Fee shall be paid by Borrower in connection with any prepayment of the Term Loan (including a prepayment required by the acceleration of the Term Loan following the occurrence of an Event of Default) made or required to be made on or prior to May 1, 2011. The Breakage Fee shall be paid by Borrower in connection with any prepayment of the Term Loan on a day other than the last day of an Interest Period.

          (b) So long as no Default or Event of Default exists, the Revolving Loan may be prepaid by Borrower in whole or in part at any time upon not less than five (5) Business Days prior written notice from Borrower to Agent and Lender, which notice of prepayment shall be irrevocable. An express condition to Borrower's right to prepay the Revolving Loan and to Lender's obligation to accept such prepayment (in whole or in part) is the simultaneous payment by Borrower of the Breakage Fee, to the extent applicable. The Breakage Fee shall be paid by Borrower in connection with any prepayment of the Revolving Loan (in whole or in part) on a day other than the last day of an Interest Period.

          (c) In addition to the Prepayment Fee and the Breakage Fee, Borrower agrees to indemnify Lender (or, without duplication, a hedging counterparty which has entered into a derivatives transaction with Lender to hedge Lender's exposure to the Loans) and to hold Lender (or hedging counterparty) harmless from any loss or expense which Lender (or hedging counterparty) incurs as a consequence of any prepayment (whether optional or mandatory) of the Loans if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement or if Borrower breached the restrictions of this Section 2.06, including, without limitation, such loss or expense arising from interest or fees payable by Lender (or hedging counterparty) to lenders of funds obtained by it in order to maintain the Loan hereunder. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

          (d) So long as no Default or Event of Default exists, Borrower may prepay, in part or in whole, the Revolving Loan and, after the outstanding principal balance of the Revolving Loan shall have been reduced to zero, the Term Loan, each in an amount sufficient to cause Borrower to comply with the financial covenants set forth in Section 7.18 of this Agreement upon not less than thirty (30) days' prior written notice from Borrower to Agent and Lender, which notice of prepayment shall be irrevocable. An express condition to Borrower's right to prepay the Term Loan or the Revolving Loan under this Section and to Lender's obligations to accept such prepayment is the simultaneous payment by Borrower of the Prepayment Fee (with respect to the Term
Loan) and the Breakage Fee (with respect to the Term Loan and the Revolving
Loan), each to the extent applicable. The Prepayment Fee shall be paid by Borrower in connection with any prepayment of the Term Loan under this Section made or required to be made on or prior to May 1, 2011. The Breakage Fee shall be paid by Borrower in connection with any prepayment of the Term Loan or the Revolving Loan under this Section on a day other than the last day of Interest Period. Partial prepayments of the Term Loan and the Revolving Loan shall be permitted under this Section if such prepayments are necessary for Borrower to satisfy any requirements regarding Borrower's Indebtedness imposed upon Borrower under the Investment Company Act of 1940. Any partial prepayment made by Borrower pursuant to the immediately preceding sentence shall not be conditioned upon there being no Default or Event of Default at the time of the partial prepayment, shall require three (3) Business Days (as opposed to 30 days) prior written notice from Borrower to Agent and Lender, and shall be accompanied by the simultaneous payment by Borrower of the Prepayment Fee (with respect to the Term Loan) and the Breakage Fee (with respect to the Term Loan and the Revolving Loan), each to the extent applicable.

     2.07 LIBOR Rate Provisions.

          (a) If any requirement of law or any change therein, or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at a LIBOR Rate, (i) the obligation of Lender hereunder to make the Loan bearing interest at the LIBOR Rate (plus the Applicable Margin) shall be canceled forthwith and
(ii) the Contract Rate shall (notwithstanding anything provided in this Agreement to the contrary) automatically convert to the Adjusted Rate commencing on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable third party costs incurred by Lender in making any conversion in accordance with this Agreement, including without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan. Upon written demand from Borrower, Agent or Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Rate and any additional costs incurred by Lender in making the conversion, which, upon written notice thereof from Agent or Lender, as certified to Borrower, shall be conclusive absent manifest error. In the event Lender shall determine in its good faith (which determination shall be conclusive and binding upon Borrower) that the aforesaid circumstances no longer exist, the Contract Rate shall be converted back to the LIBOR Rate plus the Applicable Margin commencing on the first day of the Interest Period which occurs at least three (3) days after such determination by Lender.

          (b) In the event that any change in any requirement of law or in the interpretation or application thereof other than changes relating to income, excise, franchise or other taxes applicable to Lender, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued by any central bank or other Governmental Authority:

               (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds, by any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder;

               (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

               (iii) shall hereafter impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender (collectively, "INCREASED COSTS"). If Lender becomes entitled to claim any Increased Costs pursuant to this Section, Lender shall provide Borrower with not less than thirty (30) days' written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully-compensate Lender for such Increased Costs. A certificate as to any Increased Costs submitted by Agent or Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive the repayment of the Loan and the satisfaction of all other obligations of Borrower under the Loan Documents.

          (c) Borrower shall indemnify Lender and to hold Lender harmless from, and to be responsible for paying, any Conversion Costs. This provision shall survive payment of the Loan in full and the satisfaction of all other obligations of Borrower under the Loan Documents. As used herein "CONVERSION COSTS" means any reasonable third party loss or expense which Lender sustains or incurs as a consequence of (a) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the LIBOR Rate (plus the Applicable Margin), including, without limitation, any such expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Rate (plus the Applicable Margin), (b) any prepayment (whether voluntary or mandatory) of the Loan on a day that (i) is not on the last day of the Interest Period (including, without limitation, the Prepayment Fee and the Breakage Fee, each to the extent applicable) or (ii) is on the last day of the Interest Period if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Rate (plus the Applicable Margin) hereunder and (c) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the LIBOR Rate (plus the Applicable Margin) to the Adjusted Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate (plus the Applicable Margin) on a date other than on the last day of the Interest Period, including, without limitation, such expenses arising from interest or fees payable or which would be payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Rate hereunder.

          (d) All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of the Lender, taxes measured by its income, and franchise taxes imposed on it. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax. Borrower hereby agrees to indemnify Lender for, and to be responsible for the payment of, any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender's inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section. As used herein "FOREIGN TAXES" means, collectively, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof. As used herein "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether new or hereafter in existence. Notwithstanding anything contained herein to the contrary, the foregoing obligation to pay such additional amounts resulting from the payment of Foreign Taxes shall not apply to any payment to Lender if Lender is, on the date hereof (or on the date that it becomes a Lender hereunder), entitled to submit either a Form W-8BEN, W-8ECI or W-8IMY (relating to such Lender and certifying its complete exemption from Foreign Taxes in respect of the Loan) and does submit such Form W-8BEN, W-8ECI or W-8IMY and such exemption remains in effect throughout the term of the Loan with respect to Lender (other than by reason of a change in law after the date of this Agreement).

          (e) If Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

          (f) If Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive in the absence of manifest error.

     2.08 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited, without any Prepayment Fee, to the outstanding principal of the Revolving Loan and then the Term Loan; and (b) if the Maturity Date is accelerated by reason of an election by Lender in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full thereof so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically on the Note as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited, without any Prepayment Fee, to the outstanding principal of the Revolving Loan and then the Term Loan. The terms and provisions of this Section 2.08 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts as set forth in Section 12.09 hereof, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

Section 3. Payments; Computations; Etc..

     3.01 Payments.

          (a) All payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Note and any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent, for the benefit of Lender. All such payments that are regularly scheduled monthly payments of interest and all other payments from Borrower to Agent or Lender under this Agreement or any other Loan Document shall be made by wire transfer of immediately available funds to the following account of Agent or to any other account designated by Agent in writing to
Borrower:

                    Citibank, New York, New York
                    ABA: 021000089
                    For Account Of: MASSMUTUAL COMMERCIAL MORTGAGE

                    ELBX
                    Account: 30510765
                    Reference: Loan Nos. 08-10807 and 08-10808

          (b) If the due date of any payment under this Agreement or the Notes would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any principal so extended for the period of such extension.

          (c) Each payment received by Lender hereunder, under the Notes or any other Loan Document shall be applied in the following order:

               (i) First, to the interest due on any advances made by Lender or Agent under this Agreement or any other Loan Document;

               (ii) Next, to the principal amount of any advances made by Lender or Agent under this Agreement or any other Loan Document;

               (iii) Next, to late charges, attorneys' fees or any other amount due hereunder or under any other Loan Document save for the amounts described in clauses (iv), (v) and (vi) immediately below;

               (iv) Next, to any Prepayment Fee and any Breakage Fee then due and payable under this Agreement;

               (v) Next, to accrued interest due Lender under this Agreement or any of the other Loan Documents; and

               (vi) Next, to the principal balance of the of the Revolving Loan;

               (vii) Finally, to the principal balance of the Term Loan.

Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Agreement, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of the Loan, Agent and Lender shall apply any payments Agent or Lender then receives in such order as Agent and Lender deems appropriate in their sole discretion.

     3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed occurring in the period for which payable.

     3.03 Fees.

          (a) Commitment Fee. On or before the Effective Date, Borrower shall pay to Agent, for the account of Lender, the Commitment Fee.

          (b) Unused Revolving Loan Fee. On the tenth (10th) day of each calendar quarter prior to the Maturity Date (January 10, April 10, July 10 and October 10) and on the

Maturity Date, Borrower shall pay Lender a fee (the "UNUSED REVOLVING LOAN FEE") in an amount equal to thirty-two (32) basis points (per quarter) multiplied by the difference between the Maximum Revolving Loan Credit and the average daily outstanding principal balance of the Revolving Loan for the immediately preceding calendar quarter, as calculated by Agent. If applicable, the first and last payment of the Unused Revolving Loan Fee shall be prorated if the period of time between the Effective Date and the end of the then current calendar quarter or the period of time between the end of the prior calendar quarter and the Maturity Date is less than a full calendar quarter.

Section 4. Collateral Security.

     4.01 Collateral; Security Interest.

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents and the Pledged Securities as exclusive bailee, agent and securities intermediary, within the meaning of Article 8 of the Uniform Commercial Code, for the benefit of Agent on behalf of Lender pursuant to terms of the Custodial Agreement and shall deliver Trust Receipts (as defined in the Custodial Agreement) to Agent each to the effect, inter alia, that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

          (b) All of Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "COLLATERAL":

               (i) all Mortgage Loans;

               (ii) all Mortgage Loan Documents, including, without limitation, all promissory notes and all Servicing Records, Servicing Agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs (subject to any restrictions on transfer under any related licensing agreement), computer storage media, accounting records and other books and records relating thereto, including electronic records;

               (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

               (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

               (v) all Interest Rate Protection Agreements, relating to or constituting any and all of the foregoing;

               (vi) all Cash Collateral;

               (vii) all Pledged Securities;

               (viii) all "general intangibles", "accounts", "instruments", "investment property", "deposit accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

               (ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

          (c) Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Agent, for the benefit of Lender, to secure the repayment of principal of and interest on all Loans and all other amounts owing to Lender hereunder, under the Note and under the other Loan Documents (collectively, the "SECURED OBLIGATIONS"). Borrower shall mark its computer records and files to evidence the interests granted hereunder to Agent, for the benefit of Lender.

     4.02 Further Documentation. At any time and from time to time, upon the written request of Agent, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Borrower also hereby authorizes Agent to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     4.03 Changes in Locations, Name, etc. Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Agent at least thirty (30) days prior written notice thereof and shall have delivered to Agent all Uniform Commercial Code financing statements and amendments thereto as Agent shall request and taken all other actions deemed necessary by Agent to continue its perfected status in the Collateral with the same or better priority. Borrower's federal tax identification number is 41-1755339 and its organizational identification number is 7W-157. Borrower shall promptly notify Agent of any change in any such tax identification number or organizational identification number.

     4.04 Agent's Appointment as Attorney-in-Fact.

          (a) Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement; provided that Agent hereby agrees that it shall not exercise its rights as attorney-in-fact unless an Event of Default shall have occurred. Without limiting the generality of the foregoing, Borrower hereby gives Agent the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

               (i) in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

               (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral;
(F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Borrower's expense, at any time, and from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Borrower also authorizes Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.07 or Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statement, amendments thereto and continuation statements with or without the signature of any Borrower as authorized by applicable law, as applicable to all or any part of the Collateral.

          (c) The powers conferred on Agent are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Agent nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     4.05 Performance by Agent of Borrower's Obligations. If Borrower fails to perform or comply with any of its covenants, agreements or obligations contained in the Loan Documents (except with respect to the payment of any amounts, whether in respect of any principal, interest or otherwise, owing to Lender under this Agreement or any other Loan Document) and Agent itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by Borrower to Agent on demand and shall constitute Secured Obligations.

     4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held by Borrower in trust for Agent, for the benefit of Lender, segregated from other funds of Borrower, and shall forthwith be turned over by Borrower to the Custodian, to be held in trust by the Custodian for Agent, for the benefit of Lender, and, upon receipt by the Custodian of written notice from Agent directing that Collateral proceeds in a specified amount be turned over to Agent and confirming that the Collateral proceeds so turned over will be applied promptly by Agent first to the payment of Borrower's obligations under this Agreement and the other Loan Documents, the Custodian shall turn over to Agent such specified Collateral proceeds in the exact form received by the Custodian (duly endorsed by Borrower to Agent, if required), (b) any and all such Collateral proceeds received by Agent shall, promptly following Agent's receipt thereof, be applied to repayment in full (or to the fullest extent possible) of all outstanding obligations of Borrower under this Agreement and the other Loan Documents, and (c) Agent shall, upon completion of the foregoing, confirm in writing to the Custodian the application of such Collateral proceeds in accordance with the foregoing and the nature and amount of all indebtedness repaid in whole or in part. For purposes hereof, Collateral proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

     4.07 Remedies. If an Event of Default shall occur and be continuing, Agent may, at its option and at Borrower's expense, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Mortgage Loans pledged to Agent, for the benefit of Lender hereunder, and Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Agent relating to or arising out of such Interest Rate Protection Agreements; including, without limitation, any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of Agent or elsewhere upon such terms and conditions and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Borrower further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at Borrower's premises or elsewhere. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Agent may elect, and only after such application and after the payment by Agent of any other amount required or permitted by any provision of law, including, without limitation, Sections 9-608(a) and 9-615(a) of the Uniform Commercial Code, and Agent shall account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Agent or Lender arising out of the exercise by Agent or Lender of any of their respective rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Agent or Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon at the Default Rate) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by Agent to collect such deficiency.

     4.08 Limitation on Duties Regarding Preservation of Collateral. Agent's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Agent deals with similar property for its own account. Neither Agent, Lender nor any of their respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

     4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     4.10 Release of Security Interest. Upon termination of this Agreement and repayment to Lender of all Secured Obligations and the performance of all obligations under the Loan Documents, Agent shall release its security interest in any remaining Collateral.

     4.11 Additional and Substitute Mortgage Loans. So long as no Default or Event of Default exists, Borrower may add an Eligible Mortgage Loan or Eligible Mortgage Loans to the Mortgage Loans constituting the Collateral upon satisfaction of each of the following conditions, as determined by Agent and Lender in their sole discretion:

          (a) At least ten (10) Business Days prior to the date Borrower proposes to add an Eligible Mortgage Loan to the Collateral, Borrower shall deliver to Agent the Mortgage Loan Documents, the Mortgage File and the Mortgage Data File for said Mortgage Loan; an appraisal of the Mortgaged Property, an environmental site assessment for the Mortgaged Property, an engineering or property condition report for the buildings, improvements and building systems on the Mortgaged Property, an ALTA survey of the Mortgaged Property, a title insurance policy insuring the Mortgage (or a marked up title insurance commitment or pro-forma title insurance policy, so long as the title insurance coverage reflected thereon is in full force and effect), financial statements for the Mortgagor and the Mortgaged Property, insurance certificates and all other information, documents and material relating to the Mortgagor or the Mortgaged Property as Agent or Lender may reasonably request.

          (b) The Mortgage Loan shall comply with the Underwriting Guidelines;

          (c) Borrower shall pay an underwriting fee to Agent in the amount of $2,500.00 for each Eligible Mortgage Loan for which Borrower seeks Agent's approval as a Mortgage Loan to be included in the Collateral; which fee shall be due and payable by Borrower simultaneously with Borrower's delivery to Agent of the items set forth in Section 4.11(a) above and shall be non-refundable regardless of whether Agent approves the proposed Mortgage Loan; and

          (d) Borrower shall pay all reasonable out of pocket expenses incurred by Agent or Lender in connection with Borrower's request for approval of the proposed Mortgage Loan, including but not limited to the reasonable fees and expenses of counsel to Agent and Lender.

Borrower may add an Eligible Mortgage Loan or Eligible Mortgage Loans to the Mortgage Loans constituting the Collateral in order to increase the Borrowing Base, to satisfy the covenant by Borrower set forth in Section 2.05(b) of this Agreement, or to replace a Mortgage Loan that has been repaid or to replace a Mortgage Loan that no longer constitutes an Eligible Mortgage Loan.

     4.12 Cash Collateral. Upon Borrower's request for Agent to release a Mortgage Loan pursuant to Section 2.05(c) of this Agreement, if the release of said Mortgage Loan will, in Agent's determination, cause a Borrowing Base Deficiency, or at any other time when a Borrowing Base Deficiency exists or when a breach of the covenant by Borrower set forth in Section 2.05(b) of this Agreement exists, Borrower may elect to cure or eliminate the Borrowing Base Deficiency and/or the breach of Section 2.05(b) by delivering to the Custodian, on behalf of

Agent under this Agreement and the Custodial Agreement, Cash Collateral in an amount determined by Agent to be sufficient to cure or eliminate the Borrowing Base Deficiency and/or the breach of Section 2.05(b). All Cash Collateral shall be held by Custodian for the benefit of Agent and Lender and, Agent shall have a perfected security interest therein. All Cash Collateral shall be added to and deemed to be a part of the Borrowing Base in accordance with the formula set forth in the definition of Borrowing Base.

     4.13 Pledged Securities. In addition to Mortgage Loans and Cash Collateral, but subject to the limitations established by Borrower's covenant set forth in
Section 2.05(b) of this Agreement, Borrower may pledge to Agent, for the benefit of Lender, Eligible Securities as Collateral upon satisfaction of each of the following conditions, as determined by Agent and Lender in their sole discretion:

          (a) At least ten (10) Business Days prior to the date Borrower proposes to add an Eligible Security to the Collateral, Borrower shall deliver to Agent evidence of Borrower's beneficial ownership of the applicable Eligible Security by virtue of Borrower having a security entitlement with the Custodian with respect thereto and the then current fair market value of the applicable Eligible Security and such other information as may be reasonably requested by Lender or Agent;

          (b) Borrower shall pay all reasonable out of pocket expense incurred by Agent or Lender in connection with Borrower's request for approval of the proposed Eligible Securities, including but not limited to the reasonable fees and expenses of counsel to Agent and Lender; and

          (c) The Pledged Securities shall continue to be Eligible Securities only so long as the Pledged Securities satisfy the requirements of Eligible Securities, as determined by Lender in its sole but reasonable discretion from time to time during the term of the Loan, and the value of Pledged Securities shall be determined by Lender from time to time during the term of the Loan in its sole but reasonable discretion.

Borrower may add Eligible Securities to the Collateral in order to increase the Borrowing Base or to replace a Mortgage Loan that has been repaid or to replace a Mortgage Loan that no longer constitutes an Eligible Mortgage Loan.

Section 5. Conditions Precedent.

     5.01 Term Loan and Initial Revolving Loan Advance. The obligation of Lender to make the Term Loan and the initial Revolving Loan Advance being advanced to Borrower on or about the date of this Agreement is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the condition precedent that Agent shall have received all of the following items, each of which shall be satisfactory to Agent and Lender in form and substance:

          (a) Loan Documents.

               (i) Loan Agreement. This Agreement, executed and delivered by a duly authorized officer of Borrower;

               (ii) Notes. The Term Note and the Revolving Note, each executed and delivered by a duly authorized officer of Borrower; and

               (iii) Custodial Agreement. The Custodial Agreement, substantially in the form of Exhibit B hereto, executed and delivered by a duly authorized officer of Borrower and the Custodian;

          (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of Borrower and originals or certified copies of all authorizing resolutions or consents necessary to consummate the transactions contemplated by this Agreement, together with an incumbency certificate, all confirming the officers of Borrower having authority to execute and deliver the Loan Documents and each other document to be delivered by Borrower from time to time in connection herewith (and Lender may conclusively rely on such certificate until it receives notice in writing from Borrower to the contrary);

          (c) Legal Opinion. A legal opinion (or opinions) of counsel to Borrower, in form and substance acceptable to Agent in its sole discretion;

          (d) Trust Receipt, Mortgage Loan Schedule and Exception Report and Pledged Securities Report. A Trust Receipt, substantially in the form of Annex 2 of the Custodial Agreement, dated the Effective Date, from the Custodian, duly completed, with a Mortgage Loan Schedule and Exception Report attached thereto and, if applicable, a Pledged Securities Report;

          (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, together with the respective Servicer Notice;

          (f) Underwriting Guidelines. A certified copy of the Underwriting Guidelines, which shall be in form and substance satisfactory to Agent;

          (g) Consents, Licenses, Approvals, etc. Copies certified by Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower of, and the validity and enforceability of the Mortgage Loan Documents and the Loan Documents, which consents, licenses and approvals shall be in full force and effect; and

          (h) Other Documents. Such other documents as Agent or Lender may reasonably request.

     In addition, it shall be a further condition precedent to the funding of the Term Loan and the initial Revolving Loan Advance that Agent shall have received from Borrower full and final payment of the Commitment Fee and all fees, disbursements, and expenses of Agent's counsel incurred in connection with the consummation of this Loan facility (the "LEGAL FEES"), on or before the date hereof, by wire transfer to Agent's account. However, if the initial Funding Date is the same date as the date hereof, payment of the Legal Fees shall be made by deduction of such Legal Fees from the Loan proceeds disbursed by Agent to Borrower on such Funding Date.

     5.02 All Loans. The making of each Loan to Borrower (including the Term Loan and all Revolving Loan Advances) is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Borrower in Section 6 and Schedule 1 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans and Eligible Securities included in the Borrowing
Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Agent shall have received an officer's certificate signed by a Responsible Officer of Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that Borrower is in compliance with all governmental licenses and authorizations, statutory and regulatory requirements, and is qualified to do business and in good standing in all required jurisdictions, and that such borrowing does not violate restrictions imposed upon Borrower as a Registered Investment Company or otherwise;

          (c) the aggregate outstanding principal amount of the Loans (including the Revolving Loan Advance then being made by Lender) shall not exceed the Borrowing Base;

          (d) subject to Agent's right to perform one or more Due Diligence Reviews pursuant to Section 12.15 hereof, Agent shall have completed its due diligence review of the Mortgage Loan Documents for each Mortgage Loan included in the Collateral and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loans as Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to Agent in its sole discretion;

          (e) Agent shall have received from the Custodian a Mortgage Loan Schedule and Exception Report with Exceptions as are acceptable to Agent in its sole discretion in respect of Eligible Mortgage Loans to be included in the Collateral;

          (f) Agent shall have received from Borrower a Borrower's Release Letter substantially in the form of Exhibit D hereto (or such other form acceptable to Agent) covering each Mortgage Loan to be pledged to Agent, for the benefit of Lender;

          (g) there shall not have occurred a material adverse change in the financial condition of Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of Lender to fund its obligations under this Agreement; provided, however, if a Revolving Loan Advance is not made due to the occurrence of a material adverse change in the financial condition of Lender, Borrower may prepay the Loan with no Prepayment Fee and, if Borrower does not elect to prepay the Loan, the Unused Revolving Loan Fee will be waived until such time as Lender confirms in writing its ability to make Revolving Loan Advances.

          (h) neither Agent nor Lender shall have determined in good faith that there is any action, proceeding or investigation by or before any Governmental Authority affecting Borrower or any of its Affiliates or Property (including, without limitation, any Mortgage Loan pledged to Agent for the benefit of Lender hereunder), which, in the good faith judgment of Agent or Lender, as the case may be, is reasonably likely to be adversely determined and which, in the good faith judgment of Agent or Lender, as the case may be, if decided adversely, would have a reasonable likelihood of having a Material Adverse Effect.

          (i) As of the Effective Date and the date of each Revolving Loan Advance, Borrower shall be in compliance with the financial covenants set forth in Section 7.18 of this Agreement, as confirmed by Agent in its reasonable discretion.

     Each request for a borrowing by Borrower hereunder shall constitute a certification by Borrower that all the conditions set forth in Section 5.01 and the conditions set forth in Section 5.02(a), (b), (e) and (f) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

Section 6. Representations and Warranties. Borrower represents and warrants to Agent and Lender that throughout the term of this Agreement:

     6.01 Existence. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business and is in good standing in all other jurisdictions and pursuant to all statutory and regulatory requirements, in which the nature of the business conducted by it makes such qualification necessary.

     6.02 Financial Condition. Borrower has heretofore provided to Agent a copy of (i) its balance sheet for its fiscal year ended August 31, 2007 and the related statements of income and retained earnings and of cash flows for Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Ernst & Young, and (ii) its balance sheet for the three most recently ended quarterly fiscal periods of Borrower and the related statements of income and retained earnings and of cash flows for Borrower for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Borrower and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis; provided, however, the quarterly balance sheets and income statements delivered by Borrower pursuant to clause (ii) above do not include footnotes. Since the date of the most recently delivered financials, there has been no material adverse change in the business, operations or financial condition of Borrower from that set forth in said financial statements.

     6.03 Litigation. There is no action, proceeding or investigation by or before any Governmental Authority affecting Borrower, or any of its Affiliates or Property (including, without limitation, any Mortgage Loan pledged to Agent for the benefit of Lender hereunder), which if adversely determined and would have a Material Adverse Effect.

     6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents, nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of Borrower, or any applicable law (including, without limitation, the Prescribed Laws), rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other agreement or instrument to which Borrower or any of its Affiliates is a party or by which it or any of its Property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Agreement) upon any Property of Borrower pursuant to the terms of any such agreement or instrument.

     6.05 Action. Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

     6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

     6.08 Taxes. Borrower has filed all Federal income tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. Each such pending tax contest has been disclosed in writing to Agent. The charges, accruals and reserves on the books of Borrower in respect of taxes and other governmental charges are, in the opinion of Borrower, adequate.

     6.09 Registered Investment Company. Borrower (a) is a Registered Investment Company under the Investment Company Act of 1940, as amended (the "1940 ACT");
(b) has no class of senior securities (as defined in Section 18(g) of the 1940
Act) outstanding; and (c) complies with the asset coverage requirements of
Section 18 of the 1940 Act applicable to the Loans. The Loans requested and made under this Agreement do not violate any restrictions imposed on Borrower pursuant to the 1940 Act or any regulations promulgated thereunder.

     6.10 Collateral; Collateral Security.

          (a) Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan or other Collateral to any other Person, and Borrower is the sole owner of each Mortgage Loan or such other Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of Agent, for the benefit of Lender hereunder. No Mortgage Loan or other Collateral pledged to Lender hereunder was acquired (by purchase or otherwise) by Borrower from an Affiliate of Borrower.

          (b) The provisions of this Agreement are effective to create in favor of Agent, for the benefit of Lender, a valid security interest in all right, title and interest of Borrower in, to and under the Collateral.

          (c) Upon the crediting of each Mortgage Note to the securities account within the meaning of Article 8 of the Uniform Commercial Code, of Agent, Agent shall have a fully perfected first priority security interest in the financial asset, within the meaning of Article 8 of the Uniform Commercial Code, consisting of the Mortgage Note, within the meaning of Article 8 of the Uniform Commercial Code.

          (d) Upon the filing of financing statements on Form UCC-1 naming Agent as "Secured Party" and Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

          (e) Each Eligible Mortgage Loan that is pledged to Agent as Collateral satisfies all of the conditions set forth in the definition of "Eligible Mortgage Loans" in Section 1.01 above, including but not limited to having a Debt Service Coverage Ratio of no less than 1.20:1, and the representations and warranties set forth on Schedule 1 with respect to each such Eligible Mortgage Loan are true and correct.

          (f) The Collateral Value of all Mortgage Loans pledged to Agent as Collateral plus the amount of all Cash Collateral held by Agent equals at least eighty percent (80%) of the current outstanding principal balance of the Loans, inclusive of any pending Revolving Loan Advance.

     6.11 Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Borrower's chief executive office is, and during the four months immediately preceding the Effective Date such office has been, located at 800 Nicollet Mall, 5th Floor, Minneapolis, Minnesota 55402. On the Effective Date, Borrower's jurisdiction of organization is Minnesota.

     6.12 Location of Books and Records. Borrower keeps all of its books and records, including all computer files and records relating to the Collateral either: (a) at its chief executive office, (b) with the Custodian or the applicable Servicer pursuant to the Custodial Agreement or the applicable Servicing Agreement, (c) at the offices of Borrower's outside counsel, or (d) at the offices of other accounting and administrative agents on behalf of Borrower. Notwithstanding the location of said books and records, all such books and records are under Borrower's possession or control and shall, subject to the terms of the Custodial Agreement, be delivered to Agent upon the occurrence of a Default or an Event of Default and written request therefor by Agent.

     6.13 Regulatory Status. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

     6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Borrower to Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information provided after the date hereof by or on behalf of Borrower to Agent in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing, provided to Agent for use in connection with the transactions contemplated hereby or thereby.

     6.15 Financial Representations.

          (a) On the Effective Date, Borrower's total assets, calculated in a manner consistent with Borrower's most recent balance sheet delivered to Lender, are not less than $170,000,000.00.

          (b) On the Effective Date, the ratio of (i) Borrower's Net Operating Income for Borrower's immediately preceding fiscal quarter, annualized, to (ii) the annualized debt service payment obligations of all Indebtedness of Borrower, including the Loans, is greater than 3.0:1.

          (c) The total outstanding amount of all Indebtedness of Borrower is less than thirty-three percent (33%) of Borrower's total assets, calculated in a manner consistent with Borrower's most recent balance sheet delivered to Lender.

     6.16 ERISA. Borrower has not established any employee benefit plans or other plans pursuant to ERISA, the Code or any other Federal or State law.

     6.17 No Subsidiaries. Borrower has no Subsidiaries.

     6.18 Legal Name. On the Effective Date the exact legal name of Borrower is American Select Portfolio Inc., and Borrower has not used any previous names, assumed names or trade names.

Section 7. Covenants of Borrower. Borrower covenants and agrees with Agent and Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

     7.01 Financial Statements. Borrower shall deliver to Agent:

          (a) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Borrower the unaudited balance sheets of Borrower as at the end of the previous fiscal quarter and the related unaudited statements of income and retained earnings and of cash flows for Borrower for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and said balance sheets and financial statements following the second and fourth fiscal quarter in each fiscal year shall be accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said balance sheets and financial statements fairly present the financial condition and results of operations of Borrower in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the balance sheets of Borrower as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Borrower as at the end of, and for, such fiscal year in accordance with GAAP; and

          (c) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Borrower, a written certification by a Responsible Officer of Borrower calculating (i) the ratio of Borrower's Net Operating Income to its annualized debt service payment obligations, calculated in accordance with Section 7.18(a) of this Agreement, and (ii) the percentage of Borrower's Indebtedness relative to the Net Asset Value of all of Borrower's assets, calculated in accordance with Section 7.18(b) of this Agreement, each of which shall be calculated quarterly by Borrower in a manner consistent with Borrower's financial statements and said calculation shall be subject to Agent's review and approval;

          (d) as soon as available and in any event within thirty (30) days after the end of each month, a written certification by a Responsible Officer of Borrower calculating the Net Asset Value of each Mortgage Loan; and

          (e) from time to time such other information regarding the financial condition, operations, or business of Borrower as Agent may reasonably request.

     Borrower will provide to Agent, at the time it provides each set of financial statements pursuant to paragraphs (a), (b) and (c) above, a certificate of a Responsible Officer of Borrower stating that, to the best of such Responsible Officer's knowledge, Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Borrower has taken or proposes to take with respect thereto).

     7.02 Litigation. Borrower will, as soon as available and in any event not later than thirty (30) days following the end of each calendar month, deliver to Agent either a statement that there is nothing to report under this Section 7.02 or a current "noteworthy litigation report", which shall in any event include a report of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Borrower, or any of its Affiliates or Property (including, without limitation, any Mortgage
Loan), before any Governmental Authority or arbitration (collectively, "LITIGATION MATTERS") that (i) makes a claim or claims in an aggregate amount greater than $5,000,000, (ii) is styled as a class action, (iii) individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder. In addition, Borrower shall promptly, and in any event within ten (10) days after service of process on Borrower or any of its Affiliates, give to Agent notice of any Litigation Matter that questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

     7.03 Corporate Matters and Existence. Borrower will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, including its registration as a Registered Investment Company; provided, however, that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under Section 7.04 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Prescribed Laws, environmental laws and all laws with respect to unfair and deceptive lending practices and Predatory Lending Practices);

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (d) not move its chief executive office from the address referred to in Section 6.11 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.11 unless it shall have provided Agent thirty (30) days' prior written notice of such change;

          (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained and with respect to which Borrower has provided Agent with written notice of such contest within ten (10) days following the commencement of such contest by Borrower or the due date for the applicable tax, assessment, governmental charge or levy, whichever is earlier; and

          (f) permit representatives of Agent, during customary business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, including all Mortgage Loans, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Agent.

     7.04 Prohibition of Fundamental Changes. Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, however, that, so long as no Default or Event of Default exists hereunder, Borrower may merge or consolidate with any other Person if Borrower is the surviving corporation and Borrower has received Lender's prior written approval of the proposed merger or consolidation, which approval by Lender shall not be unreasonably withheld, conditioned or delayed. Borrower acknowledges and agrees that Lender may reasonably withhold its approval of a proposed merger or consolidation based upon Lender's analysis of the pro-forma financial statements and senior management team for the surviving entity. If Lender does not approve a proposed merger or consolidation, the Loans may be prepaid in full simultaneously with the consummation of the merger or consolidation, together with any applicable Prepayment Fee and Breakage Fee.

     7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency Borrower shall cure the same in accordance with Section 2.05 hereof.

     7.06 Notices. Borrower shall give notice to Agent and Lender:

          (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

          (b) with respect to any Mortgage Loan, immediately upon receipt of any principal prepayment (in full or partial) of such Mortgage Loan;

          (c) with respect to any Mortgage Loan, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such Mortgage Loan;

          (d) promptly upon receipt of notice or knowledge of (i) any default or event of default under a Mortgage Loan or related to any other Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect; and

          (e) promptly upon receipt of notice or knowledge that Borrower is not in compliance with any material requirements for a Registered Investment Company or is not in compliance with the requirements for a Registered Investment Company and said non-compliance could constitute a Default or an Event of Default under this Agreement.

          (f) Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken or proposes to take with respect thereto.

     7.07 Transactions with Affiliates. Borrower will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of Borrower's business and (c) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.07 to any Affiliate.

     7.08 Limitation on Liens. Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Agreement, and Borrower will defend the right, title and interest of Agent and Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

     7.09 Limitation on Distributions. After the occurrence and during the existence of any Event of Default and at any time when Borrower is not in compliance with the financial covenants set forth in Section 7.18, Borrower shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Borrower, whether now or hereafter outstanding, or make any other distribution or dividend in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower.

     7.10 Maintenance of Net Assets. Borrower shall not permit the amount of Net Assets reported on its semi-annual Statements of Assets and Liabilities to decrease by more than twenty-five percent (25%) from the amount of Net Assets reported on its Statement of Assets and Liabilities delivered to Agent on or about the Effective Date.

     7.11 Servicer; Servicing Tape. Borrower shall provide to Agent on or prior to the 22nd day of each month a computer readable file containing servicing information, including without limitation those fields specified by Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans, whether serviced by Borrower or any Servicer. Borrower shall not cause the Mortgage Loans to be serviced by any servicer other than a Servicer expressly approved in writing by Agent, which approval shall not be unreasonably withheld.

     7.12 ERISA. Borrower shall not establish any employee benefit plans or other plans pursuant to ERISA, the Code and any other Federal or State law.

     7.13 Limitation on Subsidiary Formation. Borrower shall not form any Subsidiaries.

     7.14 Underwriting Guidelines.

          (a) Borrower shall give Agent prior notice of all intended changes, amendments or modifications to the Underwriting Guidelines, which changes, amendments and modifications shall be subject to Agent's prior written approval. If Agent determines, in its sole discretion, that a proposed change is material or unsatisfactory, Lender will not have any obligation to finance any Mortgage Loans that are originated pursuant to the new Underwriting Guidelines and said Mortgage Loans shall not be Eligible Mortgage Loans. In the event that Borrower makes any amendment or modification to the Underwriting Guidelines, Borrower shall promptly deliver to Agent a complete copy of the amended or modified Underwriting Guidelines.

          (b) Borrower shall originate Mortgage Loans in a manner which is consistent with sound underwriting and appraisal practices, and in compliance with applicable federal and state laws including, without limitation, all laws with respect to unfair or deceptive practices and all laws relating to Predatory Lending Practices.

     7.15 Reports. Borrower shall provide Agent with a monthly report, which report shall include, among other items, (a) a summary of Borrower's delinquency and loss experience with respect to all Mortgage Loans, plus any such additional reports as Agent may reasonably request with respect to the Mortgage Loans and
(b) a mark to market summary of any residual securities held by Borrower. Borrower shall also provide Agent with such property level information with respect to Mortgage Loans as Agent requests, including but not limited to (i) a quarterly summary of the rent rolls for each Mortgaged Property prepared and certified by Borrower and delivered to Agent within thirty (30) days after the end of each fiscal quarter of Borrower, (ii) within ten (10) days following a request by Agent, which request shall not be made more frequently than once per fiscal quarter so long as no Event of Default exists, true and correct copies of the most recent rent roll for each Mortgaged Property and all other reports and information required to be delivered to Borrower under the Mortgage Loan Documents, and (iii) an annual report of operating income/net operating income.

     7.16 Remittance of Prepayments. Borrower shall notify Agent of all principal prepayments that Borrower has received in respect of the Mortgage Loans, no later than 5:00 p.m., New York City time, on the next Business Day following receipt thereof by Borrower, with sufficient detail to enable Agent to recalculate the Borrowing Base to reflect such prepayments of such Mortgage Loans.

     7.17 No Adverse Selection. Borrower has not selected the Collateral in a manner so as to adversely affect Lender's interests.

     7.18 Financial Covenants. At all times prior to the repayment of the Loans in full and the termination of this Agreement, Borrower shall:

          (a) maintain a ratio of (i) Borrower's Net Operating Income for the immediately preceding fiscal quarter, annualized, to (ii) the annualized debt service payment obligations of all Indebtedness of Borrower, including the Loan, that is greater than 3.0:1;

          (b) not incur Indebtedness (including the Loan) in an amount that is greater than or equal to thirty-three percent (33%) of Borrower's total assets, calculated in a manner consistent with Borrower's most recent balance sheet delivered to Lender.

     7.19 Transfers and Encumbrances. Neither Borrower nor any Person shall sell, transfer, convey, assign, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in: (a) all or any portion of any Mortgage Loan; or (b) all or any ownership interest in Borrower, except for the sale or transfer of any publicly traded shares in Borrower.

Section 8. Events of Default. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") hereunder:

          (a) Borrower shall default in the payment of any principal of or interest on any Loan when due (whether on the Maturity Date, on a monthly payment date, upon acceleration, or on a mandatory or optional prepayment date); or

          (b) Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after written notice from Agent to Borrower of such default, and such default shall have continued unremedied for five (5) Business Days following said notice; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by Borrower or any certificate provided to Agent pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or provided; provided, however, a breach of a representation or warranty set forth in
Schedule 1 with respect to one Mortgage Loan or an Eligible Security may be cured or remedied by Borrower by substituting a new Eligible Mortgage Loan or a new Eligible Security for the Mortgage Loan or Eligible Security in question in accordance with the provisions of Sections 4.11 and 4.13 of this Agreement; or

          (d) Borrower shall fail to comply with the requirements of Section 7.03(a), (b) and (e), Section 7.04 through Section 7.18 hereof; or Borrower shall otherwise fail to comply with the requirements of Section 7.03 hereof and such default shall continue unremedied for a period of five (5) Business Days; or Borrower shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or

          (e) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Borrower or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, and Borrower or any such Affiliate shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) Borrower shall admit in writing its inability to pay its debts as such debts become due; or

          (g) Borrower or any of its Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of Borrower or any of its Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or any such Affiliate or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower or any such Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Borrower or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) the Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower; or

          (j) Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of Agent, for the benefit of Lender, or shall be Liens in favor of any Person other than Agent; or

          (k) Borrower or any of Borrower's Affiliates shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

          (l) any materially adverse change in the Property, business, financial condition or prospects of Borrower or any of its Affiliates shall occur, in each case as determined by Agent or Lender in their sole discretion, or any other condition shall exist which, in Agent's or Lender's sole discretion, constitutes a material impairment of Borrower's ability to perform its obligations under this Agreement, the Note or any other Loan Document.

Section 9. Remedies Upon Default.

          (a) An Event of Default shall be deemed to be continuing unless expressly waived in writing by Agent at the direction of Lender. Upon the occurrence of an Event of Default, Lender shall have the following rights and remedies:

               (i) The obligation of Lender to make additional Revolving Loan Advances to Borrower shall automatically terminate without further action by any Person. Upon the occurrence of one or more Events of Default other than those referred to in Sections 8(g) and 8(h), Agent may, at the direction of Lender, immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all accrued and unpaid interest thereon and fees and expenses accruing under this Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) and 8(h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

               (ii) Agent and Lender shall have the right to obtain, and Borrower shall deliver or cause to be delivered, on demand, physical possession of the Servicing Records and all other files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of Borrower or any third parties acting for Borrower and Borrower shall deliver to Agent such assignments as Agent shall request. Agent and Lender shall be entitled to specific performance of all agreements of Borrower contained in this Agreement.

               (iii) Lender may declare the Loans and all amounts owing under the Loan Documents immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

               (iv) In addition to all other rights and remedies granted to Agent and Lender in this Agreement and in any other Loan Documents, Agent and Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the Commonwealth of Massachusetts. Without limiting the generality of the foregoing, Agent or Lender may (a) without demand or notice to Borrower, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Agent or Lender may enter upon any premises on which the Collateral is located and remove the collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Agent's or Lender's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Agent or Lender,

Borrower shall assemble the Collateral and make it available to Agent or Lender at any place designated by Agent or Lender that is reasonably convenient to Borrower, Agent and Lender. Borrower agrees that neither Agent nor Lender shall be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Borrower shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses, and all other expenses incurred by Lender in connection with the collection of the Loans and the enforcement of Agent's and Lender's rights under this Agreement and the Loan Documents. Agent or Lender may apply the Collateral against the Loans and all amounts owing under the Loan Documents in such order and manner as Agent and Lender may elect in its sole discretion.

               (v) Agent or Lender may cause any or all of the Collateral held by it to be transferred into the name of Agent or Lender or the name or names of Agent's or Lender's nominee or nominees.

               (vi) Lender shall have any and all other remedies available at law or equity.

          (b) Remedies Cumulative. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute a default under this Agreement. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder, the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. Except as specifically provided herein, all rights and remedies existing under this Agreement, the Note and the other Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

Section 10. No Duty of Agent and Lender. The powers conferred on Agent and Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent and Lender shall be accountable only for amounts that each actually receives as a result of the exercise of such powers, and neither Lender nor Agent nor any of their officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 11. Agent.

     11.01 Appointment. Lender hereby irrevocably designates and appoints Babson Capital Management LLC, and Babson Capital Management LLC hereby accepts such designation and appointment, as Agent on behalf of Lender under this Agreement and the other Loan Documents, and Lender irrevocably authorizes Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this

Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

     11.02 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     11.03 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of Lender for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

     11.04 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon the Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent. As between Agent and Lender, Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lender as it deems appropriate or it shall first be indemnified to its satisfaction by Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between Agent and Lender, Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lender and all future holders of the Loans.

     11.05 Notice of Default. Agent shall not be deemed to have knowledge or notice of the existence of any Default or Event of Default hereunder (other than Agent's actual notice or knowledge of an Event of Default under Section 8 hereof) unless Agent has received notice from Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice of default, Agent shall give notice thereof to Lender. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lender; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lender.

     11.06 Non-Reliance on Agent and Other Lender. Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Agent to Lender. Lender represents to Agent that it has, independently and without reliance upon Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Lender also represents that it will, independently and without reliance upon Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be provided by Borrower to Agent hereunder or under the other Loan Documents, which Agent must distribute promptly to Lender, Agent shall not have any duty or responsibility to provide Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of Agent or any of its officers, directors, employees, attorneys-in-fact or Affiliates.

     11.07 Indemnification. Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that Lender shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     11.08 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though Agent were not Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, Agent shall have the same rights, powers and obligations under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

     11.09 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lender and to Borrower. If Agent shall resign as Agent under this Agreement and the other Loan Documents, then Lender shall appoint a successor Agent for Lender, and any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor Agent effective upon such appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans and Note. If no successor Agent has been appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of its resignation, then the retiring Agent, on behalf of Lender, may appoint an Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

Section 12. Miscellaneous.

     12.01 Waiver. No failure on the part of Agent or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     12.02 Notices.

          (a) All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified or registered United States mail, postage prepaid, return receipt requested; (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; or (iii) for Deliverables, e-mail addressed in either case as follows:

     If to Agent, at the following address:

     Babson Capital Management LLC
     1500 Main Street, Suite 2100
     Springfield, Massachusetts 01115-5189
     Attention: Managing Director, Real Estate Finance Group
     e-mail: candrews@babsoncapital.com (for Deliverables only)

     with a copy to:

     Babson Capital Management LLC
     1500 Main Street, Suite 2800
     Springfield, Massachusetts 01115-5189
     Attention: Vice President, Real Estate Law
     e-mail: williamjordan@massmutual.com (for Deliverables only)

     If to Lender, at the following address:

     Massachusetts Mutual Life Insurance Company
     c/o Babson Capital Management LLC
     1500 Main Street, Suite 2100
     Springfield, Massachusetts 01115-5189
     Attention: Managing Director, Real Estate Finance Group
     e-mail: candrews@babsoncapital.com (for Deliverables only)

     with a copy to:

     Massachusetts Mutual Life Insurance Company
     c/o Babson Capital Management LLC
     1500 Main Street, Suite 2800
     Springfield, Massachusetts 01115-5189
     Attention: Vice President, Real Estate Law
     e-mail: williamjordan@massmutual.com (for Deliverables only)

     If to Borrower, at the following address:

     American Select Portfolio Inc.
     c/o FAF Advisors
     800 Nicollet Mall, BC-MN-H05W
     Minneapolis, Minnesota 55402
     Attention: John G. Wenker, Senior Vice President
     e-mail: john.wenker@fafadvisors.com (for Deliverables only) with a copy to:

     Leonard, Street & Deinard
     150 South 5th Street
     Suite 2300
     Minneapolis, Minnesota 55402
     Attention: Andrew Lee, Esq.
     e-mail: andrew.lee@leonard.com (for Deliverables only)

or to such other address and person as shall be designated from time to time by Lender, Agent or Borrower, as the case may be, in a written notice to the other parties in the manner provided for in this Section 12.02. Except as otherwise provided in this Agreement and except for notices given under Section 2 (which shall be effective only on receipt), a notice shall be deemed to have been given: in the case of hand delivery, at the time of actual delivery; in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice that does not comply with the technical requirements for notice under this Section 12.02 may elect to waive any deficiencies and treat the notice as having been properly given. The parties acknowledge and agree that e-mail addresses have been provided and may only be used for providing another party to this Agreement with Deliverables, as opposed to notices. Any notice requirement under this Agreement may not be satisfied via e-mail or other electronic communication and must be sent pursuant to either clause (i) or clause (ii) of this Section 12.02(a).

          (b) Borrower acknowledges that Lender and Agent may elect to correspond or transmit information concerning the Loan or Borrower to Borrower and to investors, co-lenders, participants and other third parties via email or the internet. Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above. In addition, Borrower acknowledges that that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.

          (c) Borrower shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any Governmental Authority relating to a Mortgage Loan; (ii) any material adverse change with respect to a Mortgage Loan; or (iii) receipt of any notice from the holder of any other lien or security interest in any Mortgage Loan.

          (d) In addition to the notices and communications provided for in this Agreement, Agent shall (i) receive from Borrower and transmit to Lender all notices and communications required to be delivered by Borrower under any Loan Document, including without limitation, all communications relating to requests for amendments, terminations, borrowing requests, waivers, Defaults, Events of Default, required reporting, suits or proceedings, breaches of any representations or warranties and delegation of duties under the Loan Documents and with respect to any Mortgage Loan, and (ii) receive from Lender and transmit to Borrower all notices and communications required to be delivered by Lender under any Loan Document, including without limitation, all communications relating to requests for amendments, terminations, borrowing requests, waivers, Defaults, Events of Default, required reporting, suits or proceedings, breaches of the representations or warranties and delegation of duties. Furthermore, Borrower shall copy Lender on all communications and notices directed to Agent and shall copy Agent on all communications and notices directed to Lender.

     12.03 Indemnification and Expenses.

          (a) Borrower agrees to hold Agent, Lender, and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each an "INDEMNIFIED PARTY") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "COSTS") relating to or arising out of this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's (i) gross negligence or willful misconduct, or (ii) actions, to the extent that they are determined in a final non-appealable judgment of a court of competent jurisdiction to constitute a breach by Agent and Lender of a written agreement between Agent and Lender and any other Person. Without limiting the generality of the foregoing, Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including, without limitation, laws with respect to unfair or deceptive lending practices, and Predatory Lending Practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Borrower. Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligations of Borrower under the Note, this Agreement and the other Loan Documents are recourse obligations of Borrower.

          (b) Borrower agrees to pay as and when billed by Agent all of the out-of-pocket costs and expenses incurred by Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. Borrower agrees to pay as and when billed by Lender all of the out-of-pocket costs and expenses incurred in connection with any actions taken at the request of Borrower with respect to the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to Agent; (ii) all fees, disbursements and expenses of the Custodian and (iii) in the event of a Default or Event of Default under this Agreement, all the due diligence, inspection, testing and review costs and expenses incurred by Agent with respect to Collateral under this Agreement, including, but not limited to, those costs and expenses incurred by Lender pursuant to Sections 12.03(a) and 12.15 hereof.

     12.04 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.04. Lender may, or, with the written consent of Lender, Agent may, from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender or of Borrower hereunder or thereunder or (b) waive, on such terms and conditions as Lender or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

               (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of Lender, or

               (ii) amend, modify or waive any provision of this Section 12.04 or consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any of the Collateral (except in accordance with this Agreement upon repayment of all amounts owing under the Loan Documents in respect of such Collateral) in each case without the written consent of Lender, or

               (iii) amend, modify or waive any provision of Section 11 without the written consent of the then Agent;

provided, that any waiver, amendment, supplement or modification shall be binding upon Borrower, Lender, Agent and all future holders of the Loans and, in the case of any waiver, Borrower, Lender and Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon;

     and, provided, further, that each waiver, amendment, supplement or modification shall become effective on the second (2nd) Business Day after receipt by Agent of a fully executed original thereof.

     12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.06 Survival. The obligations of Borrower under Sections 2.07 and 12.03 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     12.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     12.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

     12.10 SUBMISSION TO JURISDICTION. BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS, AND APPELLATE COURTS FROM ANY THEREOF;

     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED; AND

     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     12.11 WAIVER OF JURY TRIAL. EACH OF BORROWER, LENDER AND AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.12 Acknowledgments. Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) Lender has no fiduciary relationship to Borrower, and the relationship between Borrower and Lender is solely that of debtor and creditor; and

          (c) no joint venture exists between Lender and Borrower.

     12.13 Hypothecation or Pledge of Loans. Subject to the terms of the Custodial Agreement, Agent, acting at the direction of Lender, shall have free and unrestricted use of all of Lender's interest in the Collateral and nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with Lender's interest in the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating Lender's interest in the Collateral, on terms, and subject to conditions, within Lender's absolute discretion. Nothing contained in this Agreement shall obligate Agent to segregate any Collateral delivered to Agent by Borrower.

     12.14 Servicing.

          (a) Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with Accepted Servicing Practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing Borrower provides for other mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing approved by Borrower.

          (b) If any of the Mortgage Loans are serviced by Borrower, (i) Borrower agrees that Agent is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "SERVICING RECORDS"), and (ii) Borrower grants Agent, for the benefit of Lender, a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of Borrower or its designee to service the Mortgage Loans in conformity with this Section and any other obligation of Borrower to Lender. Borrower covenants to safeguard such Servicing Records and to deliver them promptly to Agent or its designee (including the Custodian) at Agent's request.

          (c) If any of the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "SERVICER"), Borrower (i) shall provide a copy of the servicing agreement to Agent, which shall be in form and substance acceptable to Agent (the "SERVICING AGREEMENT"), (ii) shall provide a Servicer Notice and Agreement to the Servicer substantially in the form of Exhibit E hereto (a "SERVICER NOTICE AND AGREEMENT") and shall cause the Servicer to acknowledge and agree to the same and (iii) hereby irrevocably assigns to Lender and such Lender's successors and assigns all right, title and interest of Borrower in, to and under, and the benefits of, and Servicing Agreement with respect to the Mortgage Loans. Any successor or assignee of a Servicer shall be approved in writing by Lender and shall acknowledge and agree to a Servicer Notice and Agreement prior to such successor's assumption of servicing obligations with respect to the Mortgage Loans.

          (d) If the servicer of the Mortgage Loans is Borrower or an Affiliate of Borrower, Borrower shall provide to Agent a letter from the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, Agent may terminate any Servicing Agreement and transfer servicing to Agent's designee, at no cost or expense to Agent, it being agreed that Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of Agent.

          (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, unless otherwise agreed in writing by Agent, Borrower will have no right to modify or alter the terms of such Mortgage Loan and Borrower will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement.

          (f) In the event Borrower or its Affiliate is servicing the Mortgage Loans, Borrower shall permit Agent to inspect Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Agent that Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

          (g) Borrower represents that each Servicing Agreement can be terminated by Borrower without cause and without payment of any termination fee or other fee upon not greater than sixty (60) days prior written notice to the Servicer thereunder. Borrower shall not modify or amend any Servicing Agreement without Agent's prior written consent. Borrower represents that each Servicing Agreement is in full force and effect and no default or event of default by Borrower exists under any Servicing Agreement, and Borrower has no knowledge of any default or event of default thereunder by the Servicer. Borrower shall, within ten (10) days following a written request by Agent, deliver to Agent true and correct copies of all Servicing Agreements.

     12.15 Periodic Due Diligence Review. Borrower acknowledges that Agent has the right to perform continuing Due Diligence Reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Borrower agrees that, unless a Default has occurred (in which case no notice is required), upon reasonable (but no less than five (5) Business Days) prior notice to Borrower, Agent or its authorized representatives will be permitted during customary business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Borrower and/or the Custodian. Borrower also shall make available to Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Borrower acknowledges that Agent may consummate the Loans and make Revolving Loan Advances to Borrower based solely upon the information provided by Borrower to Agent in the Mortgage Loan Data File and the representations, warranties and covenants contained herein, and that Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Agent may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Borrower agrees to cooperate with Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Borrower. All costs and expenses incurred by Agent or Lender in connection with any Due Diligence Review pursuant to this Section 12.15 shall be borne by Agent or Lender so long as no Default exists. If a Default or an Event of Default exists, all such costs and expenses shall be borne by Borrower.

     12.16 Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     12.17 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     12.18 Assignments and Participations.

          (a) Lender may assign and delegate to one or more Persons all or a portion of its rights and obligations under this Agreement; provided, that none of the costs incurred by the assigning Lender or its assignee in connection therewith shall be borne by Borrower and the parties to each such assignment shall execute and deliver an Assignment and Acceptance substantially in the form of Exhibit F, with appropriate completions (an "ASSIGNMENT AND ACCEPTANCE"), along with replacement Notes executed and delivered by Borrower; and provided, further, that Lender shall not so assign its rights and obligations under this Agreement to an Affiliate of Borrower.

          (b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender hereunder, and (ii) Lender assignor thereunder shall, to the extent that any rights and obligations hereunder have been assigned and delegated by it, and accepted and assumed by the assignee pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

          (c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of the Note for all purposes of this Agreement; and (iv) Borrower shall, to the extent otherwise required by this Agreement, continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Agreement and the other Loan Documents. Notwithstanding the terms of Section 2.07, each participant of Lender shall be entitled to the additional compensation and other rights and protections afforded Lender under
Section 2.07 to the same extent as Lender would have been entitled to receive them with respect to the participation sold to such participant.

          (d) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of their Subsidiaries or to any aspect of the Loans that has been provided to Lender by or on behalf of Borrower or any of its Subsidiaries.

          (e) Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     12.19 Treatment of Certain Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Loans or any of the transactions contemplated by this Agreement or any other Loan Document (collectively, the "TRANSACTIONS"), any fact relevant to understanding the federal tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

     12.20 Time is of the Essence . Borrower acknowledges and agrees that time is of the essence with respect to this Agreement and every other Loan Document and Borrower's obligations hereunder and thereunder.

                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        BORROWER

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By: /s/ John G. Wenker
                                            ------------------------------------
                                        Name: John G. Wenker
                                        Title: Senior Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        LENDER

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY, a Massachusetts corporation

                                        By: Babson Capital Management LLC
                                            Its Authorized Agent


                                        By: /s/ Clayton E. Andrews
                                            ------------------------------------
                                        Name: Clayton E. Andrews
                                        Title: Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        AGENT

                                        BABSON CAPITAL MANAGEMENT LLC,
                                        a Delaware limited liability company


                                        By: /s/ Clayton E. Andrews
                                            ------------------------------------
                                        Name: Clayton E. Andrews
                                        Title: Managing Director

                                                 Loan Nos. 08-10807 and 08-10808

                                                                      Schedule 1

                  REPRESENTATIONS AND WARRANTIES RE: COLLATERAL

 Part I-A. Eligible Commercial Mortgage Loans and Eligible Multifamily Mortgage
                                     Loans.

     As to each Eligible Mortgage Loan included in the Borrowing Base on the date of this Agreement, on a Funding Date and on each date on which Collateral Value is determined (and as to the related Mortgage, Mortgage Note, Assignment of Mortgage, Mortgage Loan Documents and Mortgaged Property), Borrower shall be deemed to make the following representations and warranties to each of Lender and Agent as of such date (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Schedule 1). With respect to any representations and warranties made to the best of Borrower's knowledge or actual knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of Borrower, then, notwithstanding that such representation and warranty is made to the best of Borrower's knowledge, the Collateral Value of such Mortgage Loan may be redetermined by Agent acting in good faith (which redetermination may result in a Collateral Value of zero) in light of such inaccuracy.

          (a) The information set forth in the Mortgage Loan Schedule as to the Mortgage Loan is complete, true and correct in all material respects;

          (b) Borrower is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

          (c) The Mortgage Loan has not been since the date of origination by the applicable Qualified Originator, and currently is not, thirty or more days delinquent, and the Mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

          (d) Borrower has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          (e) The Mortgage Loan Documents have been duly and properly executed, and the Mortgage Loan Documents are legal, valid and binding obligations of the Mortgagor, and their terms are enforceable against the Mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity;

          (f) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Qualified Originator, its successors and


                                  Schedule 1-1
assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of Borrower, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of Borrower, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan). No material claims have been made under such title policy and no claims have been made thereunder;

          (g) As of the date of origination of the Mortgage Loan there were no, and to the best knowledge of Borrower, based on due diligence that customarily performed by Qualified Originators in the origination and servicing of comparable mortgage loans, there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

          (h) Each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan Documents, in an amount not less than the loan amount of the Mortgaged Property; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the Mortgage Loan Documents obligate the Mortgagor to maintain all such insurance and, at the Mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;

          (i) As of the most recent date of inspection of each Mortgaged Property by Borrower, based solely on Borrower's review of the report prepared by the engineer who inspected the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements with respect to the Mortgage Loan (which report indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to such Mortgaged Property, as well as the estimated cost of such items and improvements and the most recent visual inspection (as described in (r) below) of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and


                                  Schedule 1-2
each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. Borrower has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to Borrower's ability to perform its obligations under its related Mortgage Loan;

          (j) To Borrower's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the Appraised Value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added;

          (k) The Mortgage Loan does not violate applicable usury laws;

          (l) Since the date of origination of the Mortgage Loan, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage File delivered to the Custodian) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

          (m) All applicable Mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

          (n) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property. To the best of Borrower's knowledge, based on due diligence that customarily performed by Qualified Originators in the origination and servicing of comparable mortgage loans, no person other than the relevant Mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

          (o) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

          (p) Borrower has not taken any action, nor has knowledge that the Mortgagor has taken any action, that would cause the representations and warranties made by the Mortgagor in the Mortgage Loan Documents not to be true;


                                  Schedule 1-3

          (q) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and Borrower covenants that it will not make any future advances under the Mortgage Loan to the Mortgagor. Except for the escrows and disbursements therefrom as contemplated by the Mortgage Loan Documents, any Mortgagor requirements for on or off-site improvements as to disbursement of any escrow funds therefor have been complied with;

          (r) Borrower has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

          (s) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with those Mortgage Loans that provide for deferred interest;

          (t) The Mortgage Loan is a whole loan and contains no equity participation by Lender;

          (u) No fraudulent acts were committed by Borrower in connection with the origination process of the Mortgage Loan;

          (v) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

          (w) To the extent required under applicable law, Borrower was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

          (x) There is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents and Borrower has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

          (y) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

          (z) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. Borrower has reviewed each such report and update. Borrower, having made no independent inquiry other than reviewing the environmental reports


                                  Schedule 1-4
and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. Borrower has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. Borrower has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

          (aa) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the Mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in Mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan Documents;

          (bb) To the best of Borrower's knowledge, based on due diligence that customarily performed by Qualified Originators in the origination and servicing of comparable mortgage loans, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the Mortgagor's performance of its obligations under the Mortgage Loan Documents;

          (cc) The servicing and collection practices used by Borrower, and to the best of Borrower's knowledge, the origination practices of the related Qualified Originator, have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the applicable Qualified Originator in its reasonable discretion;

          (dd) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Qualified Originator to assign, transfer and convey the Mortgage to any other person or entity;

          (ee) If any Mortgaged Property is subject to any leases (other than any Ground Lease referred to in (ii) below), to the best of Borrower's knowledge, the Mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and Assignment of Leases, Rents and Profits, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

          (ff) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;


                                  Schedule 1-5

          (gg) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the loan documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

          (hh) No Mortgaged Property is located in a special flood hazard area as defined by the Federal Emergency Management Agency;

          (ii) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a Ground Lease and based upon the terms of the Ground Lease or an estoppel letter from the ground lessor the following apply to such Ground Lease:

          (1) The Ground Lease or a memorandum thereof has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan Documents delivered to the Custodian.

          (2) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

          (3) Borrower's interest in the Ground Lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

          (4) To the best of Borrower's knowledge, based on due diligence that customarily performed by Qualified Originators in the origination of comparable mortgage loans, as of the Origination Date of the Mortgage Loan, the Ground Lease was in full force and effect and no material default had occurred under the Ground Lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease. No notice of default under the Ground Lease has been received by Borrower.

          (5) The Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the Ground Lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel letter.


                                  Schedule 1-6

          (6) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the Ground Lease.

          (7) The Ground Lease either (i) has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds ten years beyond the maturity date of the related Mortgage Loan.

          (8) The Ground Lease requires the lessor to enter into a new lease with the mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interest of the mortgagee.

          (9) Under the terms of the Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

          (10) Such Ground Lease does not impose any material restrictions on subletting.

          (11) Either the Ground Lease or the related Mortgage contains Borrower's covenant that such Ground Lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

          (12) Either the Ground Lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted in the absence of an uncured default under the Ground Lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

          (jj) The Mortgage Loan is directly secured by a Mortgage on a commercial real property, and (2) the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage Loan, or as determined by Borrower based on market studies and pursuant to its Underwriting Guidelines, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the related Funding Date; provided that the fair market value of the real property interest must first be reduced by (a) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation


                                  Schedule 1-7
described in (I) and (II) shall be made on an aggregated basis) and (b) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and
(II) shall be made on an aggregate basis);

          (kk) To the best knowledge of Borrower, based on due diligence that customarily performed by Qualified Originators in the origination of comparable mortgage loans, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

          (ll) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and all such escrow accounts required to have been funded as of the Funding Date (taking into account any applicable notice and grace period) have been funded;

          (mm) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to Agent, for the benefit of Lender, and the related Reassignment of Assignment of Leases, Rents and Profits, if any, constitutes a legal, valid and binding assignment thereof to Agent;

          (nn) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases, Rents and Profits and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to Agent, for the benefit of Lender hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to Agent or subsequent transferee hereunder and identified on the Mortgage Loan Schedule);

          (oo) To Borrower's knowledge, based on due diligence that customarily performed by Qualified Originators in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated;

          (pp) The Mortgage Loan is directly secured by a first lien on one or more parcels of real estate upon which is located one or more commercial structures; and the Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is authorized and has all governmental approvals necessary to originate said Mortgage Loan; and

          (qq) No Eligible Multifamily Mortgage Loan has an LTV greater than 80% or such other percentage as may be consented to by Agent in its sole discretion. No Eligible Commercial Mortgage Loan has an LTV greater than 80% or such other percentage as may be consented to by Agent in its sole discretion.


                                  Schedule 1-8

                         Part I-B. Eligible Securities.

     As to each Eligible Security included in the Borrowing Base on the date of this Agreement, on a Funding Date and on each date on which Collateral Value is determined, Borrower shall be deemed to make the following representations and warranties to each of Lender and Agent as of such date (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Schedule 1). With respect to any representations and warranties made to the best of Borrower's knowledge or actual knowledge, in the event that it is discovered that the circumstances with respect to the related Eligible Security are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of Borrower, then, notwithstanding that such representation and warranty is made to the best of Borrower's knowledge, the Collateral Value of such Eligible Security may be redetermined by Agent acting in good faith (which redetermination may result in a Collateral Value of zero) in light of such inaccuracy.

          (a) The information set forth in the Pledged Securities Schedule (as defined in the Custodial Agreement) as to the Eligible Security is complete, true and correct in all material respects;

          (b) Borrower is the sole beneficial owner and holder of the Eligible Security by virtue of Borrower having a security entitlement with respect thereto with the Custodian and has good and marketable title thereto, has full right, power and authority to sell and assign such Eligible Security or security entitlement free and clear of any interest or claim of a third party, including the issuer of the Eligible Security;


                                  Schedule 1-9

                             Part II. Defined Terms.

     In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Schedule 1:

     "ACCEPTABLE STATE" shall mean any state notified by Borrower to Agent from time to time and approved in writing by Lender, which approval has not been revoked by Lender in their sole discretion, any such notice of revocation to be given no later than ten (10) Business Days prior to its intended effective date.

     "ACCEPTED SERVICING PRACTICES" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     "ALTA" means the American Land Title Association.

     "APPRAISED VALUE" shall mean with respect to each Mortgaged Property at any time, the value of such Mortgaged Property, as most recently determined by an appraisal, reasonably acceptable to the Agent in form and substance, and prepared by an appraiser holding the MAI designation that is reasonably acceptable to the Agent, which appraised value shall be calculated using methodology consistent with that set forth in the Underwriting Guidelines. Such appraisers and appraisals shall satisfy the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Foundation.

     "ASSIGNMENT OF MORTGAGE" means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

     "BEST'S" means Best's Key Rating Guide, as the same shall be amended from time to time.

     "CUT-OFF DATE" means the first day of the month in which the related Funding Date occurs.

     "DUE DATE" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "ESCROW PAYMENTS" means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.


                                  Schedule 1-10

     "FANNIE MAE" means the Federal National Mortgage Association, or any successor thereto.

     "GROSS MARGIN" means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

     "GROUND LEASE" means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor of the related Mortgage Loan.

     "INDEX" means, with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     "INSURANCE PROCEEDS" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     "INTEREST RATE ADJUSTMENT DATE" means, with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

     "LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

     "MONTHLY PAYMENT" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

     "MORTGAGE INTEREST RATE" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

     "MORTGAGE INTEREST RATE CAP" means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

     "MORTGAGEE" means Borrower or any subsequent holder of a Mortgage Loan.

     "ORIGINATION DATE" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is forty (40) days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

     "PMI POLICY" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.


                                  Schedule 1-11

     "QUALIFIED INSURER" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

     "QUALIFIED ORIGINATOR" means an originator of Mortgage Loans reasonably acceptable to Agent.

     "SERVICING FILE" means, with respect to each Mortgage Loan, the file retained by Borrower consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.


                                  Schedule 1-12

                                                 Loan Nos. 08-10807 and 08-10808

                                                                      Schedule 2

                        FILING JURISDICTIONS AND OFFICES

                          Minnesota Secretary of State


                                  Schedule 2-1

                                                 Loan Nos. 08-10807 and 08-10808

                                                                      Schedule 3

                                INITIAL ADVANCES

Lender                                                               Amount
------                                                          --------------
Massachusetts Mutual Life Insurance Company   Term Loan:        $31,900,000.00
                                              Revolving Loan:   $ 6,100,000.00
                                                                --------------
                                              Total:            $38,000,000.00


                                  Schedule 3-1

                                                                     Exhibit A-1
                                                               LOAN NO. 08-10807
                                                                   SLA TERM LOAN

                              TERM PROMISSORY NOTE

$31,900,000.00                                                     July 10, 2008
                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation (the "Borrower") hereby promises to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the "Lender"), at the principal office of Babson Capital Management, LLC, Agent for Lenders under the Loan Agreement referred to below, at 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115-5189 in lawful money of the United States, and in immediately available funds, the principal sum of THIRTY-ONE MILLION NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($31,900,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

     Borrower acknowledges that the full principal amount of the loan evidenced by this Note has been advanced to and received by Borrower. The date, amount and interest rate of said Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

     This Term Promissory Note (this "Term Note") is the "Note" referred to in that certain Master Loan and Security Agreement, dated as of July 10, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), by and among Borrower, Lender, and Babson Capital Management, LLC, as Agent for Lender (in such capacity, the "Agent"). Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

     Borrower agrees to pay all Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

     Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

     Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

     Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WHOSE LAWS BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN ANY STATE COURT IN THE COMMONWEALTH OF MASSACHUSETTS OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE DISTRICT OF MASSACHUSETTS.

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By:
                                            ------------------------------------
                                        Name: John G. Wenker
                                        Title: Senior Vice President

                                SCHEDULE OF LOANS

     This Note evidences Loans made under the within-described Loan Agreement to Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

                   PRINCIPAL     INTEREST   AMOUNT PAID   UNPAID PRINCIPAL   NOTATION
  DATE MADE     AMOUNT OF LOAN     RATE      OR PREPAID        AMOUNT         MADE BY
  ---------     --------------   --------   -----------   ----------------   --------
July 10, 2008     $31,900,000    Contract       N/A          $31,900,000
                                   Rate

                                                                     Exhibit A-2
                                                               LOAN NO. 08-10808
                                                              SLA REVOLVING LOAN

                            REVOLVING PROMISSORY NOTE

$9,100,000.00                                                      July 10, 2008
                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation (the "Borrower") hereby promises to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the "Lender"), at the principal office of Babson Capital Management, LLC, Agent for Lenders under the Loan Agreement referred to below, at 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115-5189 in lawful money of the United States, and in immediately available funds, the principal sum of up to NINE MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($9,100,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

     The date, amount and interest rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

     This Revolving Promissory Note (this "Revolving Note") is the "Note" referred to in that certain Master Loan and Security Agreement, dated as of July 10, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), by and among Borrower, Lender, and Babson Capital Management, LLC, as Agent for Lender (in such capacity, the "Agent"). Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

     Borrower agrees to pay all Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

     Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

     Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

     Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WHOSE LAWS BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN ANY STATE COURT IN THE COMMONWEALTH OF MASSACHUSETTS OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE DISTRICT OF MASSACHUSETTS.

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                SCHEDULE OF LOANS

     This Note evidences Loans made under the within-described Loan Agreement to Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

                   PRINCIPAL     INTEREST   AMOUNT PAID   UNPAID PRINCIPAL   NOTATION
  DATE MADE     AMOUNT OF LOAN     RATE      OR PREPAID        AMOUNT         MADE BY
  ---------     --------------   --------   -----------   ----------------   --------
July 10, 2008    $6,100,000.00   Contract       N/A         $6,100,000.00
                                   Rate

                                                                       Exhibit B

                    AMENDED AND RESTATED CUSTODIAL AGREEMENT

                                  [TO BE ADDED]

                                                                       Exhibit C

                          FORM OF REQUEST FOR BORROWING

     Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2009 (the "Loan and Security Agreement"), by and among AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("Borrower"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Lender"), and BABSON CAPITAL MANAGEMENT LLC, a Delaware limited liability company, as Agent for Lender (in such capacity, "Agent").

Lender:                                       Massachusetts Mutual Life Insurance Company

Agent:                                        Babson Capital Management LLC

Borrower:                                     American Select Portfolio Inc.

Requested Funding Date:                       ____________________, 20__.

Number of Mortgage Loans to be Pledged, if
any:                                          _______________________________

UPB:                                          $______________________________

Requested Amount of Revolving Loan Advance:   $_____________.00

Borrower's Wire Instructions:                 AMERICAN SELECT PORTFOLIO INC.
                                              ABA: 042000013
                                              U.S. BANK N.A.
                                              BNF: U.S. BANK TRUST
                                              A/C: 112950027
                                              OBI: Attn: Settlements / Reverse Repo's
                                              BBI: For further credit to account 12609920,
                                                   Cheryl Vokaty, 651-244-8020

Wire Instructions (including relevant bank account):

Requested by:

                                        AMERICAN SELECT PORTFOLIO INC.


Date:                                   By:
      --------------                        ------------------------------------
                                        Name:
                                        Title:

                                                                    Attachment 1
                                                                      To Exhibit

                             C OFFICER'S CERTIFICATE

     I hereby certify as a Responsible Officer of American Select Portfolio Inc., pursuant to Section 5.02(b) of the Loan Agreement, that both immediately prior to the making of the Loan herein requested, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Borrower in Section 6 of the Loan Agreement, and elsewhere in each of the Loan Documents, shall be true and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or if any such representation or warranty is expressly stated to have been made as of such specific date); that Borrower is in compliance with all governmental licenses and authorizations, statutory and regulatory requirements, and is qualified to do business and in good standing in all required jurisdictions, and that this borrowing does not violate any restrictions imposed upon Borrower as a registered investment company under the Investment Company Act of 1940 or otherwise.

Responsible Officer Certification by: _______________________

American Select Portfolio Inc.


By:
    --------------------------------
Name:
Title:

Date:
      ----------

                                                                       Exhibit D

                        FORM OF BORROWER'S RELEASE LETTER

                                     [Date]

Babson Capital Management LLC
1500 Main Street, Suite 2100
Springfield, Massachusetts 01115-5189
Attn: Managing Director, Real Estate Finance Group

Re: Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2009 (the "Loan and Security Agreement"), by and among American Select Portfolio Inc. (the "Borrower"), Massachusetts Mutual Life Insurance Company, (the "Lender"), and Babson Capital Management LLC (the "Agent")

Ladies and Gentlemen:

     With respect to the mortgage loans described in the attached Schedule A (the "Mortgage Loans") we hereby certify to you that the Mortgage Loans are not subject to a lien of any third party.

                                        Very truly yours,

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit E

                             FORM OF SERVICER NOTICE

                             ______________ __, 200_

[SERVICER], as Servicer
[ADDRESS]
Attention: ___________________

Re: Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2009 (the "Loan and Security Agreement"), by and among American Select Portfolio Inc. (the "Borrower"), Massachusetts Mutual Life Insurance Company, (the "Lender"), and Babson Capital Management LLC (the "Agent")

Ladies and Gentlemen:

     [SERVICER] (the "Servicer") is servicing certain mortgage loans for Borrower pursuant to certain Servicing Agreements between the Servicer and Borrower. Pursuant to the Loan Agreement by and among Lender and Borrower, the Servicer is hereby notified that Borrower has granted a security interest to Agent, for the benefit of Lender in certain mortgage loans which are serviced by Servicer.

     Upon receipt of a Notice of Event of Default from Agent in which Agent shall identify the mortgage loans which are then pledged to Agent, for the benefit of Lender under the Loan Agreement (the "Pledged Mortgage Loans"), the Servicer shall segregate all amounts collected on account of such Pledged Mortgage Loans, hold them in trust for the sole and exclusive benefit of Agent, and remit such collections in accordance with Agent's written instructions. Following such Notice of Event of Default, the Servicer shall follow the instructions of Agent with respect to the Pledged Mortgage Loans, and shall deliver to Agent any information with respect to the Pledged Mortgage Loans reasonably requested by Agent.

     Notwithstanding any contrary information or direction which may be delivered to the Servicer by Borrower, the Servicer may conclusively rely on any information, direction or notice of an Event of Default delivered by Agent, and Borrower shall indemnify and hold the Servicer harmless for any and all claims asserted against the Servicer for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

     No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Agent. Agent is an intended third party beneficiary of this letter.

     Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to Agent promptly upon receipt. Any notices to Agent should be delivered to the following address: Babson Capital

Management, LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115-5189 Attention: Managing Director, Real Estate Finance Group.

                                        Very truly yours,

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


ACKNOWLEDGED AND AGREED TO:


-------------------------------------
as Servicer


By:
    ---------------------------------
Title:
Telephone No.:
Facsimile No.:

                                                                       Exhibit F

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Amended and Restated Master Loan and Security Agreement dated as of March 27, 2009, (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation (the "Borrower"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the "Lender"), and BABSON CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein shall have the same meanings as specified therefor in the Loan Agreement.

     Each "Assignor" referred to on Schedule I hereto (each, an "Assignor") and each "Assignee" referred to on Schedule I hereto (each an "Assignee") hereby agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule I hereto as follows:

     Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Loan Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Loan Agreement (collectively, the "Assigned Interests").

     Such Assignor:

               (i) hereby represents and warrants that its name set forth on
Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

               (ii) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Agreement or any of the other Loan Documents, or any other instrument or document furnished pursuant thereto;

               (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of the other Loan Parties or the performance or observance by Borrower or any of the other Loan Parties of any of its Obligations under or in respect of any of the Loan Documents, or any other instrument or document furnished pursuant thereto; and

               (iv) attaches the Note held by such Assignor for the Assigned Interests specified on Schedule I hereto and requests that Borrower exchange such Note for a new Note payable either to the order of such Assignee or to its registered assigns in an amount equal to the Assigned Interests assumed by such Assignee pursuant hereto and either to the order of such Assignor or to its registered assigns in an amount equal to the interests retained by such Assignor under the Loan Agreement, respectively, as specified on Schedule I hereto.

     Such Assignee:

               (v) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

               (vi) agrees that it will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

               (vii) represents and warrants that its name set forth on Schedule I hereto is its legal name;

               (viii) agrees that, from and after the Effective Date, it will be bound by the provisions of the Loan Agreement and the other Loan Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as Lender; and

               (ix) the effective date for this Assignment and Acceptance (the "Effective Date") shall be the date specified on Schedule I hereto.

     As of the Effective Date, (a) such Assignee shall be a party to the Loan Agreement and, to the extent that rights and obligations under the Loan Agreement have been assigned to it pursuant to this Assignment and Acceptance, have the rights and obligations of Lender thereunder and (b) such Assignor shall, to the extent that any rights and obligations under the Loan Agreement have been assigned by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of Borrower under or in respect of the Loan Documents) and be released from its obligations under the Loan Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Loan Agreement, such Assignor shall cease to be a party thereto).

     Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note for periods prior to the Effective Date directly between themselves.

     Such Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper, extendible notes and any other debt securities of Concord, rated at the request of Concord by an internationally recognized rating agency, it will not institute against, or join any other Person in instituting against, Concord any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of any jurisdiction. The provisions of this paragraph shall survive the termination of the Loan Agreement.

     This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule I hereto by telecopier shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

                                   Schedule I
                                       to
                            ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned                    _______%   _______%   _______%   _______%   _______%
Amount of Maximum Credit assigned              $_______   $_______   $_______   $_______   $_______
Aggregate outstanding principal amount
   of Loans assigned                           $_______   $_______   $_______   $_______   $_______
Principal amount of Note payable to Assignor   $_______   $_______   $_______   $_______   $_______
Principal amount of Note payable to Assignee   $_______   $_______   $_______   $_______   $_______

Effective Date:               ,
                ---------- ---  ----


                                        Assignor

                                                                            , as
                                        ------------------------------------
                                        Assignor
                                        [Type or print legal name of Assignor]


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                        Dated:              ,
                                               -------------  ----

                                                                       Exhibit G

                             UNDERWRITING GUIDELINES

                                                                       Exhibit H

                          FORM OF REQUEST FOR RELEASE

                                     [Date]

Babson Capital Management LLC
1500 Main Street, Suite 2100
Springfield, Massachusetts 011115-5189
Attention: Managing Director,
           Real Estate Finance Group

     Re: American Select Portfolio Inc.

Ladies and Gentlemen:

     This Notice of Prepayment is delivered to you pursuant to Section 2.06 of the Amended and Restated Master Loan and Security Agreement, dated as of _____________, 2008, (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among American Select Portfolio Inc. ("Borrower"), Massachusetts Mutual Life Insurance Company ("Lender"), and Babson Capital Management LLC ("Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

     Borrower hereby irrevocably notifies Agent that Borrower shall prepay the [TERM LOAN/REVOLVING LOAN], on _____________________ ____, 20__, in aggregate principal amount of $[________________] and requests the release by Lender of all right, interest, lien or claim of any kind with respect to the Mortgage Loans described in the attached Schedule A.

                            [Signature page follows]

     Borrower has caused this Request for Release to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this the day of _________ ___, 20__.

                                        Very truly yours,

                                        AMERICAN SELECT PORTFOLIO INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                      Schedule A
                                                                    to Exhibit H

               SCHEDULE OF MORTGAGE LOANS PROPOSED TO BE RELEASED